Exhibit 3.88

ARTICLES OF INCORPORATION

OF

GRAND CASINOS MANAGEMENT CORP.

The undersigned hereby creates a corporation under Chapter 302A of the Minnesota Statutes and adopts the following Articles of Incorporation.

ARTICLE 1

NAME

The name of the Corporation is Grand Casinos Management Corp.

ARTICLE 2

REGISTERED OFFICE

The address of the registered office of the Corporation is 400 North Lilac Drive, Minneapolis, Minnesota 55422.

ARTICLE 3

CAPITAL

A.	The Corporation is authorized to issue one million (1,000,000) shares of capital stock, having a par value of one cent ($.01) per share in the case of common stock, and having a par value as determined by the Board of Directors in the case of preferred stock, to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine in accordance with the laws of the State of Minnesota.

B.	In addition to any and all powers conferred upon the Board of Directors by the laws of the State of Minnesota, the Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series 10 effectuate share dividends, splits or conversion of the Corporation’s outstanding shares.

C.

The Board of Directors shall also have the authority to issue rights to convert any of the Corporation’s securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferable or nontransferable and separable or inseparable from other securities of the Corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or bases and the option price or prices at which shares may be subscribed for or purchased.

ARTICLE 4

SHAREHOLDER RIGHTS

A.	No shareholder of the Corporation shall have any preemptive rights.

B.	No shareholder of the Corporation shall have any cumulative voting rights.

ARTICLE 5

INCORPORATOR

The name and address of the person acting as incorporator of this Corporation is as follows:

William M. Mower
1800 Midwest Plaza, 801 Nicollet Mall
Minneapolis, Minnesota 55402

ARTICLE 6

WRITTEN ACTION BY LESS THAN ALL OF THE DIRECTORS

Any action required or permitted to be taken at a Board meeting, other than an action requiring shareholder approval, may be taken by written action of the Board of Directors if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

ARTICLE 7

LIMITED LIABILITY OF DIRECTORS

To the fullest extent permitted by law, a director shall have no personal liability to the Corporation or its shareholders for breach of fiduciary duty as a director. Any amendment to or repeal of this Article 7 shall not adversely affect any right or protection if a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, I have signed my name this 14th day of January, 1991.

/s/ William M. Mower
William M. Mower

STATE OF MINNESOTA DEPARTMENT OF STATE FILED

January 15, 1991

Joan Anderson Growe

Secretary of State

FIRST AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GRAND CASINOS MANAGEMENT CORP.

The undersigned, the Chief Executive Officer of Grand Casinos Management Corp., a corporation existing under Chapter 302A of the Minnesota Statutes, does hereby certify that the following First Amended and Restated Articles of Incorporation were duly adopted pursuant to Chapter 302A of the Minnesota Statutes by the unanimous joint written action of the Board of Directors and Shareholders of Grand Casinos Management Corp., effective June 28, 1991, and supersede in their entirety, the Corporation’s Articles of Incorporation dated January 14, 1991, and filed with the Secretary of State on January 15, 1991.

ARTICLE 1

NAME

The name of the Corporation is Grand Casinos, Inc.

ARTICLE 2

REGISTERED OFFICE

The address of the registered office of the Corporation is 13705 First Avenue North, Suite 100, Plymouth, Minnesota 55441.

ARTICLE 3

CAPITAL

A.	The Corporation is authorized to issue one hundred million (100,000,000) shares of capital stock, having a par value of one cent ($.01) per share in the case of common stock, and having a par value as determined by the Board of Directors in the case of preferred stock, to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine in accordance with the laws of the State of Minnesota.

B.	In addition to any and all powers conferred upon the Board of Directors by the laws of the State of Minnesota, the Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of the Corporation’s outstanding shares.

C.	The Board of Directors shall also have the authority to issue rights to convert any of the Corporation’s securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferable or nontransferable and separable or inseparable from other securities of the Corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or bases and the option price or prices at which shares may be subscribed for or purchased.

ARTICLE 4

SHAREHOLDER RIGHTS

A.	No shareholder of the Corporation shall have any preemptive rights.

B.	No shareholder of the Corporation shall have any cumulative voting rights.

ARTICLE 5

WRITTEN ACTION BY LESS THAN ALL OF THE DIRECTORS

Any action required or permitted to be taken at a Board meeting, other than an action requiring shareholder approval, may be taken by written action of the Board of Directors if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

ARTICLE 6

LIMITED LIABILITY OF DIRECTORS

To the fullest extent permitted by law, a director shall have no personal liability to the Corporation or Its shareholders for breach of fiduciary duty as a director. Any amendment to or repeal of this Article 6 shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 7

OBLIGATIONS OF CERTAIN BENEFICIAL OWNERS; RIGHTS OF REDEMPTION

A.

No Person may become the Beneficial Owner of ten percent (10%) or more of any class or series of the Corporation’s issued and outstanding Capital Stock unless such Person agrees in writing to: (i) provide to the Gaming Authorities information regarding such Person, including without limitation thereto, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates, as may be required by any Gaming Authority; (ii) respond to written or oral questions that may be propounded by any Gaming Authority; and (iii) consent to the performance of any background investigation that may be required by any Gaming Authority, including without limitation thereto, an investigation of any criminal record of such Person.

B.	Notwithstanding any other provisions of these Articles, but subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over common stock with regard to dividends or upon liquidation, outstanding shares of Capital Stock held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board of Directors. The terms and conditions of such redemption shall be as follows:

(1)	the redemption price of the shares to be redeemed pursuant to this section B of Article 7 shall be equal in the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

(2)	the [[ILLEGIBLE]] price of such shares may be paid in cash, Redemption [[ILLEGIBLE]] any combination thereof;

(3)	if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;

(4)	at least thirty (30) days’ written notice of the Redemption Date shall [[ILLEGIBLE]] to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(5)	from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(6)	such other terms and conditions as the Board of Directors shall determine.

C.	Definitions. Capitalized terms used in this Article 7 shall have the meanings provided below.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Act”). The term “registrant” as used in said Rule 12b-2 shall mean the Corporation.

“Beneficial Owner” shall mean any person who, singly or together with any of such person’s Affiliates or Associates, directly or indirectly, has “beneficial ownership” of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

“Capital Stock” shall mean common stock, preferred stock, special stock, or any other class or series of stock of the Corporation.

“Disqualified Holder” shall mean any Beneficial Owner of shares of Capital Stock of the Corporation or any of its Subsidiaries, whose holding of shares of Capital Stock may result or, when taken together with the holding of shares of Capital Stock by any other Beneficial Holder, may result, in the judgment of the Board of Directors, in (i) the disapproval, modification, or non-renewal of any contract under which the Corporation or any of its Subsidiaries has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of Capital Stock meeting certain criteria.

“Fair Market Value” of a share of Capital Stock shall mean the average Closing Price for such a share for each of the 45 most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Paragraph (4) of section B of Article 7; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith; and provided, further, however, that “Fair Market Value” as to any stockholder who purchases any stock subject to redemption within 120 days prior to a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares. “Closing Price” on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite tape for the New York Stock Exchange—listed stocks, or, if stock of the class or series in question is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States Securities Exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc., Automated Quotation System (including the National Market Systems) or any system then in use, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

“Gaming Authorities” shall mean the National Indian Gaming Commission, or any other tribal or governmental authority regulating any form of gaming that has jurisdiction over the Corporation or its Subsidiaries.

“Person” shall mean any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

“Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to section B of this Article 7.

“Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (4), section B of Article 7, at least equal to the Fair Market Value of the shares to be redeemed pursuant to section B of Article 7 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

“Subsidiary” shall mean any company of which a majority of any class of equity security is beneficially owned by the Corporation.

IN WITNESS WHEREOF, I have signed my name this 15th day of July, 1991.

/s/ Lyle Berman
Lyle Berman
Chief Executive Officer
Grand Casinos Management Corp.

STATE OF MINNESOTA DEPARTMENT OF STATE FILED

July 16, 1991

Joan Anderson Growe

Secretary of State

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GRAND CASINOS, INC.

The undersigned, the Chief Operating Officer and Secretary of Grand Casinos, Inc., a corporation existing under Chapter 302A of the Minnesota Statutes, does hereby certify that the following Second Amended and Restated Articles of Incorporation were duly adopted pursuant to Chapter 302A of the Minnesota Statutes by the unanimous joint written action of the Board of Directors and Shareholders of Grand Casinos, Inc., effective August 23, 1991, and supersede in their entirety, the Corporation’s First Amended and Restated Articles of Incorporation dated July 15, 1991, and filed with the Secretary of State on July 16, 1991.

ARTICLE 1

NAME

The name of the Corporation is Grand Casinos, Inc.

ARTICLE 2

REGISTERED OFFICE

The address of the registered office of the Corporation is 13705 First Avenue North, Suite 100, Plymouth, Minnesota 55441.

ARTICLE 3

CAPITAL

A.	The Corporation is authorized to issue one hundred million (100,000,000) shares of capital stock, having a par value of one cent ($.01) per share in the case of common stock, and having a par value as determined by the Board of Directors in the case of preferred stock, to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine in accordance with the laws of the State of Minnesota.

B.	In addition to any and all powers conferred upon the Board of Directors by the laws of the State of Minnesota, the Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of the Corporation’s outstanding shares.

C.	The Board of Directors shall also have the authority to issue rights to convert any of the Corporation’s securities into share of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferable or nontransferable and separable or inseparable from other securities of the Corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or bases and the option price or prices at which shares may be subscribed for or purchased.

ARTICLE 4

SHAREHOLDER RIGHTS

A.	No shareholder of the Corporation shall have any preemptive rights.

B.	No shareholder of the Corporation shall have any cumulative voting rights.

ARTICLE 5

WRITTEN ACTION BY LESS THAN ALL OF THE DIRECTORS

Any action required or permitted to be taken at a Board meeting, other than an action requiring shareholder approval, may be taken by written action of the Board of Directors if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

ARTICLE 6

LIMITED LIABILITY OF DIRECTORS

To the fullest extent permitted by law, a director shall have no personal liability to the Corporation or its shareholders for breach of fiduciary duty as a director. Any amendment to or repeal of this Article 6 shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 7

OBLIGATIONS OF CERTAIN BENEFICIAL OWNERS; RIGHTS OF REDEMPTION

A.

No Person may become the Beneficial Owner of five percent (5%) or more of any class or series of the Corporation’s issued and outstanding Capital Stock unless such Person agrees in writing to: (i) provide to the Gaming Authorities information regarding such Person, including without limitation thereto, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates, may be required by any Gaming Authority; (ii) respond to written or oral questions that may be propounded by any Gaming Authority; and (iii) consent to the performance of any background investigation that may be required by any Gaming Authority, including without limitation thereto, an investigation of any criminal record of such Person.

B.	Notwithstanding any other provisions of these Articles, but subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over common stock with regard to dividends or upon liquidation, outstanding shares of Capital Stock held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board of Directors. The terms and conditions of such redemption shall be as follows:

(1)	the redemption price of the shares to be redeemed pursuant to this section B of Article 7 shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

(2)	the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(3)	if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;

(4)	at least thirty (30) days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed:

(5)	from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(6)	such other terms and conditions as the Board of Directors shall determine.

C.	Definitions. Capitalized terms used in this Article 7 shall have the meanings provided below.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Act”). The term “registrant” as used in said Rule 12b-2 shall mean the Corporation.

“Beneficial Owner” shall mean any person who, singly or together with any of such person’s Affiliates or Associates, directly or indirectly, has “beneficial ownership” of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

“Capital Stock” shall mean any common stock, preferred stock, special stock, or any other class or series of stock of the Corporation.

“Disqualified Holder” shall mean any Beneficial Owner of shares of Capital Stock of the Corporation or any of its Subsidiaries, whose holding of shares of Capital Stock may result or, when taken together with the holding of shares of Capital Stock by any other Beneficial Holder, may result, in the judgment of the Board of Directors, in (i) the disapproval, modification, or non-renewal of any contract under which the Corporation or any of its Subsidiaries has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of Capital Stock meeting certain criteria.

“Fair Market Value” of a share of Capital Stock shall mean the average Closing Price for such a share for each of the 45 most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Paragraph (4) of section B of Article 7; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith; and provided, further, however, that “Fair Market Value” as to any stockholder who purchases any stock subject to redemption within 120 days prior to a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares. “Closing Price” on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite tape for the New York Stock Exchange-listed stocks, or, if stock of the class or series in question is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States Securities Exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc., Automated Quotation System (including the National Market Systems) or any system then in use, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

“Gaming Authorities” shall mean the National Indian Gaming Commission, or any other tribal or governmental authority regulating any form of gaming that has jurisdiction over the Corporation or its Subsidiaries.

“Person” shall mean any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

“Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to section B of this Article 7.

“Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (4), section B of Article 7, at least equal to the Fair Market Value of the shares to be redeemed pursuant to section B of Article 7 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

“Subsidiary” shall mean any company of which a majority of any class of equity security is beneficially owned by the Corporation.

IN WITNESS WHEREOF, I have signed my name this 23rd day of August, 1991.

/s/ Thomas J. Brosig
Thomas J. Brosig
Chief Operating Officer and Secretary Grand Casinos, Inc.

STATE OF MINNESOTA DEPARTMENT OF STATE FILED AUGUST 23, 1991 Joan Anderson Growe Secretary of State

6X-508

2783

State of Minnesota

SECRETARY OF STATE

Certificate of Merger

I, Joan Anderson Growe, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of any non-surviving entity to do business in Minnesota is terminated on the effective date of this merger.

Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Formation and Names of Merging Entities:

MN: GRAND CASINOS, INC.
MN: BL RESORTS I, INC.
MN: GCG RESORTS I, INC.

State of Formation and Name of Surviving Entity:

MN: GRAND CASINOS, INC.

Effective Date of Merger: December 8, 1997

Name of Surviving Entity After Effective Date of Merger:

GRAND CASINOS, INC.

This certificate has been issued on: December 8, 1997

THE GREAT SEAL OF THE STATE OF MINNESOTA
L'ETOILE DU NORD

Joan Anderson Growe
Secretary of State.

GRAND CASINOS, INC.

BL RESORTS I, INC.

GCG RESORTS I, INC.

ARTICLES AND PLAN OF PARENT-

SUBSIDIARY SHORT FORM MERGER

Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned officer of Grand Casinos, Inc., a Minnesota corporation (hereinafter referred to as the “Parent Corporation” and/or the “Surviving Corporation”), which is the owner of 100% of the outstanding capital stock of BL Resorts I, Inc., a Minnesota corporation (hereinafter referred to as the “BL Subsidiary”), and is the owner of 100% of the outstanding capital stock of GCG Resorts I, Inc., a Minnesota corporation (hereinafter referred to as the “GCG Subsidiary”, together with the BL Subsidiary the “Subsidiaries”), hereby executes and files these Articles of Merger:

FIRST: The Plan of Merger, in the form of resolutions duly adopted by unanimous written action of the Board of Directors of each of the Subsidiaries, effective October 29, 1997, is attached hereto as Exhibit A.

SECOND: The number of outstanding shares of each class and series of each of the Subsidiaries and the number of shares of each class and series owned by the Parent Corporation are as follows:

Designation of Class & Series	Number of Outstanding Shares	Number of Shares Owned by Parent Corporation
Common Stock, $.01 par value	100	100

THIRD: The Parent Corporation is the only shareholder of the Subsidiaries and therefor a copy of the Plan of Merger was not required to be mailed to any other shareholders of the Subsidiaries under Minnesota Statutes Section 302A.621.

FOURTH: The Plan of Merger has been duly approved by the Parent Corporation under Minnesota Statutes Section 302A.621.

FIFTH: The merger shall be effective as of the date these Articles of Merger are accepted for [ILLEGIBLE] with the office of the Minnesota Secretary of State.

Dated October 31, 1997.

GRAND CASINOS, INC.		BL RESORTS I, INC.

By	[ILLEGIBLE]	By	[ILLEGIBLE]
Its	President	Its	Chief Executive Officer

“Parent and Surviving Corporation”		“BL Subsidiary”

GCG RESORTS I, INC.

		By	[ILLEGIBLE]
		Its	Chief Executive Officer

“GCG Subsidiary”

2

EXHIBIT A

GRAND CASINOS, INC.

BL RESORTS I, INC.

GCG RESORTS I, INC.

RESOLUTIONS OF THE BOARD OF DIRECTORS

OF EACH OF THE ABOVE-LISTED ENTITIES

WHEREAS, Grand Casinos, Inc., a Minnesota corporation (“GCI”) owns 100% of the issued and outstanding capital stock of each BL Resorts I, Inc., a Minnesota corporation (“BL Subsidiary”) and GCG Resorts I, Inc., a Minnesota corporation (“GCG Subsidiary”, together with BL Subsidiary, the “Subsidiaries”), consisting of 100 shares of Common Stock, $.01 par value, of each of the Subsidiaries; and

WHEREAS, GCI and each of the Subsidiaries desire to effect the merger of the Subsidiaries with and into GCI pursuant to Section 302A.621 of the Minnesota Business Corporation Act.

NOW, THEREFORE, BE IT RESOLVED, that the Subsidiaries be merged with and into GCI pursuant to Section 302A.621 of the Minnesota Business Corporation Act, in accordance with the further resolutions set forth below (which resolutions shall constitute the Plan of Merger).

RESOLVED FURTHER, that at the effective time of the merger, all 100 of the issued and outstanding shares of the common stock of each of the Subsidiaries, currently held in the name of the GCI shall be canceled.

RESOLVED FURTHER, that the Articles of Incorporation of GCI shall remain in effect without any amendment.

RESOLVED FURTHER, that the merger shall be effective the date of filing of articles of merger with the Secretary of State of the State of Minnesota in the manner required by law.

RESOLVED FURTHER, that any officer of GCI and each of the Subsidiaries, be and hereby is authorized and directed to make, sign and acknowledge, for and on behalf of the GCI and each of the Subsidiaries, articles of merger setting forth the foregoing Plan of Merger and such other information as required by law, and to cause such articles to be filed for record with the Secretary of State of the State of Minnesota in the manner required by law.

RESOLVED FURTHER, that the officers of GCI and each of the Subsidiaries, and each of them, be and they hereby are authorized, for and on behalf of GCI and each of the Subsidiaries, to take such other action as such officers, or any of them, shall deem necessary or appropriate to carry out the purpose of the foregoing resolutions.

STATE OF MINNESOTA DEPARTMENT OF STATE FILED

December 8, 1997

Joan Anderson Growe
Secretary of State

3

6X-508 6909

State of Minnesota

SECRETARY OF STATE

Certificate of Merger

I, Joan Anderson Growe, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of any non-surviving entity to do business in Minnesota is terminated on the effective date of this merger.

Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Formation and Names of Merging Entities:

MN: GRAND CASINOS RESORTS, INC.
MN: GRAND CASINOS INC.

State of Formation and Name of Surviving Entity:

MN: GRAND CASINOS INC.

Effective Date of Merger: December 21, 1998

Name of Surviving Entity After Effective Date of Merger:

GRAND CASINOS INC.

This certificate has been issued on: December 21, 1998

Joan Anderson Growe
Secretary of State.

GRAND CASINOS, INC.

GRAND CASINOS RESORTS, INC.

ARTICLES AND PLAN OF PARENT-

SUBSIDIARY SHORT FORM MERGER

Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned officer of Grand Casinos, Inc., a Minnesota corporation (hereinafter referred to as the “Parent Corporation” and/or the “Surviving Corporation”), which is the owner of 100% of the outstanding capital stock of Grand Casinos Resorts, Inc., a Minnesota corporation (hereinafter referred to as the “Resorts Subsidiary” or the “Subsidiary”), hereby executes and files these Articles of Merger:

FIRST: The Plan of Merger, in the form of resolutions duly adopted by unanimous written action of the Board of Directors of the Subsidiary, effective November 6, 1998, is attached hereto as Exhibit A.

SECOND: The number of outstanding shares of each class and series of the Subsidiary and the number of shares of each class and series owned by the Parent Corporation are as follows:

Designation of Class & Series	Number of Outstanding Shares	Number of Shares Owned by Parent Corporation
Common Stock, $.01 par value	1	1

THIRD: The Parent Corporation is the only shareholder of the Subsidiary and therefor a copy of the Plan of Merger was not required to be mailed to any other shareholders of the Subsidiary under Minnesota Statutes Section 302A.621.

FOURTH: The Plan of Merger has been duly approved by the Parent Corporation under Minnesota Statutes Section 302A.621.

FIFTH: The merger shall be effective as of the date these Articles of Merger are accepted for filing with the office of the Minnesota Secretary of State.

Dated as of December 21, 1998.

GRAND CASINOS, INC.		GRAND CASINOS RESORTS, INC.

By	[ILLEGIBLE]	By	[ILLEGIBLE]
Its	CFO	Its	CFO

“Parent and Surviving Corporation”		“Resorts Subsidiary”

EXHIBIT A

GRAND CASINOS, INC.

GRAND CASINOS RESORTS, INC.

RESOLUTIONS OF THE BOARD OF DIRECTORS

OF EACH OF THE ABOVE-LISTED ENTITIES

WHEREAS, Grand Casinos, Inc., a Minnesota corporation (“Grand”) owns 100% of the issued and outstanding capital stock of Grand Casinos Resorts, Inc., a Minnesota corporation (“Resorts Subsidiary” or the “Subsidiary”) consisting of one (1) share of Common Stock, $.01 par value, of the Subsidiary; and

WHEREAS, Grand and the Subsidiary desire to effect the merger of the Subsidiary with and into Grand pursuant to Section 302A.621 of the Minnesota Business Corporation Act.

NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into Grand pursuant to Section 302A.621 of the Minnesota Business Corporation Act, in accordance with the further resolutions set forth below (which resolutions shall constitute the Plan of Merger).

RESOLVED FURTHER, that at the effective time of the merger, the one (1) issued and outstanding share of the common stock of the Subsidiary, currently held in the name of Grand shall be canceled.

RESOLVED FURTHER, that the Articles of Incorporation of Grand shall remain in effect without any amendment.

RESOLVED FURTHER, that the merger shall be effective as of the date of filing of articles of merger with the Secretary of State of the State of Minnesota in the manner required by law.

RESOLVED FURTHER, that any officer of Grand and the Subsidiary, be and hereby is authorized and directed to make, sign and acknowledge, for and on behalf of Grand and the Subsidiary, articles of merger setting forth the foregoing Plan of Merger and such other information as required by law, and to cause such articles to be filed for record with the Secretary of State of the State of Minnesota in the manner required by law.

RESOLVED FURTHER, that the officers of Grand and the Subsidiary, and each of them, be and they hereby are authorized, for and on behalf of Grand and the Subsidiary, to take such other action as such officers, or any of them, shall deem necessary or appropriate to carry out the purpose of the foregoing resolutions.

STATE OF MINNESOTA DEPARTMENT OF STATE FILED

December 21, 1998

Joan Anderson Growe
Secretary of State 10:15 AM

1

6X-508

State of Minnesota

1360

SECRETARY OF STATE

Certificate of Merger

I, Joan Anderson Growe, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of any non-surviving entity to do business in Minnesota is terminated on the effective date of this merger.

Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Formation and Names of Merging Entities:

MN: GAMING ACQUSITION CORPORATION
MN: GRAND CASINOS, INC.

State of Formation and Name of Surviving Entity:

MN: GRAND CASINOS, INC.

Effective Date of Merger: December 21, 1998 11:28 AM

Name of Surviving Entity After Effective Date of Merger:

GRAND CASINOS, INC.

This certificate has been issued on: December 31, 1998

Joan Anderson Growe
Secretary of State.

ARTICLES OF MERGER

OF

GAMING ACQUISITION CORPORATION, a Minnesota corporation

INTO

GRAND CASINOS, INC., a Minnesota corporation

Pursuant to the provisions of the Minnesota Business Corporation Act (the “MBCA”) governing the merger of two or more domestic corporations for profit, the undersigned corporations hereinafter named do hereby adopt the following Articles of Merger.

1. The names of the merging corporations are Gaming Acquisition Corporation, a Minnesota corporation (“Gaming Acquisition”), which is a corporation organized under the laws of the State of Minnesota, and which is subject to the provisions of the MBCA, and Grand Casinos, Inc., a Minnesota corporation (the “Company”), which is a corporation organized under the laws of the State of Minnesota, and which is subject to the provisions of the MBCA.

2. The following Agreement and Plan of Merger, dated as of June 30, 1998 (the “Plan of Merger”), by and among Hilton Hotels Corporation, a Delaware corporation (“Hilton”), Park Place Entertainment Corporation, formerly known as Gaming Co., Inc., a Delaware corporation (“Park Place”), Gaming Acquisition, Lakes Gaming Inc., formerly known as GCI Lakes, Inc., a Minnesota corporation (“Lukes”) and the Company, attached hereto as Annex A and made a part hereof, has been approved by resolution of the directors of each corporation that is a party to the Plan of Merger, pursuant to Chapter 302A of the MBCA.

3. The Plan of Merger has been approved by the written consent of the sole stockholder of Gaming Acquisition dated June 29, 1998, pursuant to Chapter 302A of the MBCA.

4. The Plan of Merger has been approved by the stockholders of the Company at a meeting duly held on November 24, 1998, pursuant to Chapter 302A of the MBCA.

5. The Company will continue its existence as the surviving corporation under its present name Grand Casinos, Inc. pursuant to the provisions of the MBCA.

6. The merger of Gaming Acquisition with and into the Company shall become effective as of the time these Articles of Merger are accepted for filing with the Office of the Minnesota Secretary of State on the 31st day of December, 1998.

IN WITNESS WHEREOF, I certify that I am authorized to execute this document and I further certify that I understand that by signing this document, I am subject to the penalties of perjury as set forth in Section 609.48 of the Minnesota Statutes, as if I had signed this document under oath.

Executed on December 31, 1998.

GAMING ACQUISITION CORPORATION, a Minnesota corporation

By:	/s/ Scott A. LaPorta
Name:	Scott A. LaPorta
Title:	Treasurer

IN WITNESS WHEREOF, I certify that I am authorized to execute this document and I further certify that I understand that by signing this document, I am subject to the penalties of perjury as set forth in section 609.48 of the Minnesota Statutes, as if I had signed this document under oath.

Executed on December     , 1998.

GRAND CASINOS, INC., a Minnesota corporation

By:
Name:	Timothy J. Cope
Title:	Chief Financial Officer

S-1

IN WITNESS WHEREOF, I certify that I am authorized to execute this document and I further certify that I understand that by signing this document, I am subject to the penalties of perjury as set forth in Section 609.48 of the Minnesota Statutes, as if I had signed this document under oath.

Executed on December     , 1998.

GAMING ACQUISITION CORPORATION, a Minnesota corporation

By:
Name:
Title:

IN WITNESS WHEREOF, I certify that I am authorized to execute this document and I further certify that I understand that by signing this document, I am subject to the penalties of perjury as set forth in section 609.48 of the Minnesota Statutes, as if I had signed this document under oath.

Executed on December 31, 1998.

GRAND CASINOS, INC., a Minnesota corporation

By:	/s/ Timothy J. Cope
Name:	Timothy J. Cope
Title:	Chief Financial Officer

2

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

Hilton Hotels Corporation,

Gaming Co., Inc.,

Gaming Acquisition Corporation,

Lakes Gaming, Inc.

and

Grand Casinos, Inc.

Dated as of June 30, 1998

i

EXHIBITS

Exhibit A	Form of Hilton Distribution Agreement
Exhibit B	Form of Company Distribution Agreement
Exhibit C	Form of Affiliate Agreement
Exhibit D	Company Retained Business Financial Statements
Exhibit E	Lakes Balance Sheet
Exhibit F	Company’s Capital Expenditure Plans 1998 - 1999
Exhibit G	Gaming Co. Business Financial Statements
Exhibit H	Form of Opinion of Latham & Watkins
Exhibit I	Form of Certificate of Company
Exhibit J	Form of Certificate of Gaming Co.
Exhibit K	Form of Opinion of Maslon, Edelman, Borman & Brand, LLP
Exhibit L	Form of Non-Competition Agreement
Exhibit M	Trust Agreement
Exhibit N	Pledge and Security Agreement

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of June 30, 1998, is by and among HILTON HOTELS CORPORATION, a Delaware corporation (“Hilton”), GAMING CO., INC., a Delaware corporation and wholly-owned subsidiary of Hilton (“Gaming Co.”), Gaming Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Gaming Co. (“Merger Sub”), GRAND CASINOS, INC., a Minnesota corporation (“Company”), and LAKES GAMING, INC., a Minnesota corporation and wholly-owned subsidiary of Company (“Lakes”).

WHEREAS, subject to shareholder ratification and certain other conditions set forth herein, the Board of Directors of Hilton has approved the transactions described in the Hilton Distribution Agreement attached hereto as Exhibit A (the “Hilton Distribution Agreement”), pursuant to which (a) all of the operations, assets and liabilities of Hilton and its Subsidiaries comprising the Gaming Business (as defined in the Hilton Distribution Agreement) will be contributed to Gaming Co and (b) all of the shares of Gaming Co. will be distributed on a pro rata basis to Hilton’s stockholders (the “Hilton Distribution”).

WHEREAS, following the Hilton Distribution, Hilton will retain the Hilton Retained Business, consisting principally of Hilton’s existing lodging operations;

WHEREAS, subject to shareholder ratification and certain other conditions set forth herein, the Board of Directors of Company has approved certain transactions, described in the Company Distribution Agreement attached hereto as Exhibit B (the “Company Distribution Agreement”) pursuant to which (a) all of the operations, assets and liabilities of Company and its Subsidiaries comprising the Non-Mississippi Business (as defined in the Company Distribution Agreement) will be contributed to Lakes and (b) all of the shares of Lakes will be distributed on a pro rata basis to Company’s shareholders (the “Company Distribution,” and together with the Hilton Distribution, the “Distributions”);

WHEREAS, following the Company Distribution, Company will retain the Company Retained Business, consisting principally of Company’s existing Mississippi gaming operations;

WHEREAS, the respective Boards of Directors of Hilton and Company have determined that, following the Distributions, the merger of Merger Sub with and into Company (the “Merger”) with Company as the surviving corporation (the “Surviving Corporation”) would be advantageous and beneficial to their respective corporations and stockholders, and that the consummation of the Merger would not be approved unless both Distributions occur prior to the Merger;

WHEREAS, the consummation of the Distributions is a condition to each of Hilton’s and Company’s respective obligations to effect the Merger;

WHEREAS, for federal income tax purposes, it is intended that (a) (i) the Hilton Distribution shall qualify as a tax-free distribution within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) to Hilton and its stockholders and (ii) the Company Distribution shall qualify as a tax-free distribution within the meaning of Section 355 of the Code solely with respect to Company’s shareholders and (b) the Merger shall qualify as a reorganization under Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Hilton’s willingness to enter into this Agreement, certain shareholders of Company have entered into the Shareholder Support Agreement, pursuant to which such shareholders have agreed, among other things, to vote all voting securities of Company beneficially owned by them in favor of approval and adoption of the Agreement and the Merger.

NOW, THEREFORE in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Acquisition Proposal” shall have the meaning set forth in Section 7.8(a).

“Affiliate” shall have the meaning set forth in Section 7.13.

“Affiliate Agreement” shall have the meaning set forth in Section 7.13.

“Agreement” shall mean this Agreement and Plan of Merger dated June 30, 1998, including all Exhibits and Schedules hereto.

“Ancillary Agreements” shall have the meaning set forth in Section 7.10(b).

“Applicable Laws” shall mean, with respect to a Person, any and all statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority applicable to such Person and such Person’s business, properties and assets.

“Articles of Incorporation” shall mean the Second Amended and Restated Articles of Incorporation, as amended, of Company.

“Articles of Merger” shall have the meaning set forth in Section 2.2.

“Bankruptcy and Equity Exception” shall mean the effect of any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and of general equity principles.

“Certificate of Incorporation” shall mean the Restated Certificate of Incorporation, as amended, of Hilton.

“Certificates” shall have the meaning set forth in Section 3.2(b).

“Closing” shall have the meaning set forth in Section 2.3.

“Closing Date” shall have the meaning set forth in Section 2.3.

“Code” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Company Ancillary Agreements” shall have the meaning set forth in Section 7.10(b).

“Company Bylaws” shall mean the Amended and Restated Bylaws of Company.

“Company Capital Plan” shall have the meaning set forth in Section 4.20.

“Company Common Stock” shall have the meaning set forth in Section 3.1.

“Company Closing Schedule” shall have the meaning set forth in Section 3.1(c)(i)(A)(i).

“Company Disclosure Schedule” shall mean the disclosure schedule delivered by Company to Hilton on or before the date of this Agreement.

“Company Distribution” shall have the meaning set forth in the Recitals.

“Company Distribution Agreement” shall have the meaning set forth in the Recitals.

“Company Net Equity Value” shall have the meaning set forth in Section 3.1(c)(i)(A).

“Company Notes” shall mean, collectively, the First Mortgage Notes and the Senior Notes.

“Company Retained Business” means the operations, assets and liabilities to be retained by Company and its Subsidiaries following the Company Distribution, as set forth in the Company Distribution Agreement.

“Company Retained Business Balance Sheet” shall have the meaning set forth in Section 4.19(a).

“Company Retained Business Financial Statements” shall have the meaning set forth in Section 4.19(a).

“Company Retained Business Income Statement” shall have the meaning set forth in Section 4.19(a).

“Company SEC Documents” shall have the meaning set forth in Section 4.7(a).

“Company Shareholder Approval” shall have the meaning set forth in Section 4.4(a).

“Company Shareholders Meeting” shall have the meaning set forth in Section 7.1(d).

“Company Stock Options” shall have the meaning set forth in Section 4.3

“Company Stock Plans” shall have the meaning set forth in Section 4.3.

“Company Valuation Factor” shall have the meaning set forth in Section 3.1(c)(i)(A).

“Company’s 1997 10-K” shall mean Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 1997.

“Company’s 1998 Proxy” shall mean Company’s Proxy Statement dated March 27, 1998.

“Confidentiality Agreement” shall have the meaning set forth in Section 6.3.

“Contamination” shall mean the introduction into the environment (including the land, surface water and ground water underlying or in proximity to any Real Property and the ambient air above or in the proximity of any Real Property) of any contaminant, pollutant or other toxic or hazardous substance or waste as those terms are defined in applicable Environmental Laws (whether or not upon the Real Property or other property used by Company or any of its Subsidiaries and whether or not such pollution, when it occurred, violated any Environmental Law) as a result of any actual or threatened spill, discharge, leak, emission, escape, injection, dumping or release of any kind of any substance, in violation of any Environmental Law, or as a result of which Company or any of its Subsidiaries has or is reasonably likely to become liable to any Person or entity or by reason by which the Real Property or any other assets of Company or any of its Subsidiaries is reasonably likely to suffer or be subjected to any Encumbrance or claim.

“Determination Date” shall have the meaning set forth in Section 3.1(c)(i)(A)(I)(ii).

“Dissenting Shares” shall have the meaning set forth in Section 3.2(k).

“Distribution Agreements” shall mean collectively, the Hilton Distribution Agreement and the Company Distribution Agreement.

“Distributions” shall have the meaning set forth in the Recitals.

“Effective Time” shall have the meaning set forth in Section 2.2.

“Employee Benefit Plans” shall have the meaning set forth in Section 4.11(a).

“Employee Stock Purchase Plan” shall have the meaning set forth in Section 5.3(a).

“Encumbrances” shall have the meaning set forth in Section 4.2.

“Environmental Laws” shall mean any and all applicable federal, state, local or foreign statutes, ordinances, rules, regulations, Permits, judgments, orders, decrees, injunctions or other legally binding authorizations, relating to: (a) Releases (as defined in 42 U.S.C. Section 9601(22)) or threatened Releases of Hazardous Material into the environment; or (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of, or exposure to, a Hazardous Material.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to a Person, any other Person, that together with such Person, as of the relevant measuring date under ERISA, is or was required to be treated as a single employer under Section 414 of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning set forth in Section 3.2(a).

“Exchange Fund” shall have the meaning set forth in Section 3.2(a).

“Exchange Ratio” shall have the meaning set forth in Section 3.1(c).

“Extraordinary Acquisition” shall have the meaning set forth in Section 6.2.

“Fairness Opinion” shall have the meaning set forth in Section 4.13.

“First Mortgage Notes” shall mean Company’s outstanding $450 million 10.125% First Mortgage Notes, due December 1, 2003 issued pursuant to the First Mortgage Notes Indenture.

“First Mortgage Notes Indenture” shall mean that certain Indenture, dated as of November 30, 1995, as amended from time to time, by and among Company, the Guarantors (as defined in the First Mortgage Notes Indenture) and Firstar Bank of Minnesota, N.A., as trustee.

“Foreign Gaming Laws” shall mean the laws, rules and regulations promulgated by the applicable Governmental Authorities of Australia or Uruguay or any political subdivisions thereof relating to casino gaming.

“Form 10s” shall mean collectively, the Gaming Co. Form 10 and the Lakes Form 10.

“Form S-4” shall mean the Registration Statement on Form S-4 to be prepared and filed in connection with the issuance of Gaming Co. Common Stock in the Merger.

“GAAP” shall have the meaning set forth in Section 4.7(a).

“Gaming Co.” shall have the meaning set forth in the Preamble.

“Gaming Co. Business” means the operations, assets and liabilities of Gaming Co. as of the time of the Hilton Distribution, as set forth in the Hilton Distribution Agreement.

“Gaming Co. Business Balance Sheet” shall have the meaning set forth in Section 5.14.

“Gaming Co. Business Financial Statements” shall have the meaning set forth in Section 5.14.

“Gaming Co. Business Income Statement” shall have the meaning set forth in Section 5.14.

“Gaming Co. Closing Schedule” shall have the meaning set forth in Section 3.1(c)(i)(B)(1).

“Gaming Co. Common Stock” shall mean the shares of common stock, par value $.01 per share, of Gaming Co.

“Gaming Co. Form 10” shall have the meaning set forth in Section 5.4(c).

“Gaming Co. Preferred Stock” shall have the meaning set forth in Section 5.3(b).

“Gaming Co. Rights” shall mean the rights issued under the Gaming Co. Rights Agreement to purchase shares of Gaming Co. Common Stock.

“Gaming Co. Rights Agreement” shall mean the shareholder rights plan to be entered into by Gaming Co. prior to the Hilton Distribution, the terms of which shall be substantially similar to the Hilton shareholder rights plan in effect at the Effective Time.

“Gaming Co. Valuation Factor” shall have the meaning set forth in Section 3.1(c)(I)(B).

“Gaming Commissions” shall mean, with respect to Company or Hilton, as applicable, the Louisiana Gaming Control Board, the Minnesota Gambling Control Board, the Mississippi Gaming Commission, Missouri Gaming Commission, the National Indian Gaming Commission and any similar commission that regulates or enforces the Indian Gaming Laws, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, and the Ontario Gaming Commission, and any similar commission that regulates or enforces the Foreign Gaming Laws.

“Gaming Laws” shall mean, with respect to Company or Hilton, as applicable, Foreign Gaming Laws, Indian Gaming Laws, Louisiana Gaming Laws, Minnesota Gaming Laws, Mississippi Gaming Laws, Missouri Gaming Laws, Nevada Gaming Laws, the New Jersey Gaming Laws, and Ontario Gaming Laws.

“Governmental Authority” shall mean any court, administrative agency or commission, Gaming Commission or other governmental authority or instrumentality.

“Hazardous Material” shall mean (i) hazardous substances (as defined in 42 U.S.C. Section 9601(14)), (ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) asbestos and/or asbestos-containing material, (v) PCBs, or materials containing PCBs in excess if 50 ppm and (vi) any material regulated as a medical waste or infectious waste.

“Hilton” shall have the meaning set forth in the Preamble.

“Hilton Ancillary Agreements” shall have the meaning set forth in Section 7.10(a).

“Hilton Bylaws” shall mean the Bylaws, as amended, of Hilton.

“Hilton Common Stock” shall mean the shares of common stock, par value $2.50 per share, of Hilton.

“Hilton Convertible Notes” shall have the meaning set forth in Section 5.3(a).

“Hilton Disclosure Schedule” shall mean the disclosure schedule delivery by Hilton to Company on or before the date of this Agreement.

“Hilton Distribution” shall have the meaning set forth in the Recitals.

“Hilton Distribution Agreement” shall have the meaning set forth in the Recitals.

“Hilton Preferred Stock” shall have the meaning set forth in Section 5.3(a).

“Hilton Retained Business” means the operations, assets and liabilities to be retained by Hilton and its subsidiaries following the Hilton Distribution, as set forth in the Hilton Distribution Agreement.

“Hilton Rights Agreement” shall mean the Rights Agreement, dated as of July 14, 1988 between Hilton and the First National Bank of Chicago, as rights agent, as amended from time to time.

“Hilton SEC Documents” shall have the meaning set forth in Section 5.7(a).

“Hilton Stock Options” shall have the meaning set forth in Section 5.3(a).

“Hilton’s 1997 10-K” shall mean Hilton’s Annual Report in Form 10-K for the fiscal year ended December 31, 1997.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Improvements” shall mean, with respect to any Real Property, all buildings, fixtures, improvements and facilities located on or attached to such Real Property or owned or leased by Company of any of its Subsidiaries and used in or at such Real Property, together with any and all loading docks, parking lots, garages and other facilities serving any such buildings and any landscaping and site improvements.

“Incentive Pool Agreement” shall mean that certain Management and Consultant Incentive Compensation Pool Agreement, dated as of July 31, 1991, by and among Company, Lyle Berman, S.M. Thube & Co., Inc. and David Anderson, as amended.

“Indemnified Parties” shall have the meaning set forth in Section 7.9(b).

“Indemnified Persons” shall have the meaning set forth in Section 7.9(a).

“Indentures” shall mean, collectively, the First Mortgage Notes Indenture and the Senior Notes Indenture.

“Indian Gaming Laws” shall mean (a) the Indian Gaming Regulatory Act of 1988 and the rules and regulations promulgated thereunder, (b) any state laws and regulations governing gaming operations and facilities on Indian land and (c) any tribal ordinances and regulations governing gaming on land within such tribe’s jurisdiction.

“Indian Gaming and Debt Agreements” shall mean the management agreements, loan agreements, leases, guaranty agreements, promissory notes and related collateral and other agreements of the Indian tribes, or of Company or any of its Subsidiaries, each as amended to date, relating to (a) Grand Casino Avoyelles, (b) Grand Casino Coushatta, (c) Grand Casino Hinekley and (d) any other Indian gaming operations, including, without limitation, (i) the guarantees of Company and Grand Casinos of Louisiana, Inc.—Tunica-Biloxi pursuant to that certain Guaranty Agreement, dated as of August 7, 1994 in favor of Pitney Bowes Credit Corporation guaranteeing the debt obligations of the Tunica-Biloxi Tribe of Louisiana, (ii) the guarantees of Company and Grand Casinos of Louisiana, Inc.—Coushatta pursuant to that certain Guaranty Agreement, dated as of January 31, 1995 in favor of PB Funding Corporation, guaranteeing the lease obligations of the Coushatta Tribe of Louisiana, (iii) to the extent such guarantees are in effect, the guarantees of Company and Grand Casinos of Louisiana, Inc.—Coushatta pursuant to that certain Guaranty Agreement, dated as of January 31, 1995 in favor of Sentry Corporation, guaranteeing the lease obligations of the Coushatta Tribe of Louisiana, (iv) the guarantees of Company and Grand Casinos of Louisiana, Inc. - Tunica-Biloxi pursuant to that certain Commercial Guaranty Agreement, dated as of April 7, 1997 in favor of Cottonport Bank, guaranteeing the loan obligations of the Tunica-Biloxi Tribe of Louisiana and (v) the guarantees of Company and Grand Casinos of Louisiana, Inc.—Coushatta pursuant to that certain Commercial Guaranty Agreement, dated as of May 1, 1997 in favor of Hibernia National Bank, guaranteeing the loan obligations of the Coushatta Tribe of Louisiana.

“Joint Proxy Statement/Prospectus” shall mean the joint proxy statement/prospectus to be mailed to shareholders of Company in connection with the Company Shareholder Approval.

“Lakes” shall have the meaning set forth in the Preamble.

“Lakes Agreements” shall mean the contracts, loan agreements, leases, guaranty agreements and related collateral and other agreements relating to the Lakes Business, under which Company and/or its Subsidiaries has guaranteed payments or has obligated itself in any way, including, without limitation, (a) the Shark Club Ground Lease and the assignment of lease and guaranty relating thereto, (b) the Lease, dated as of June 17,1996, by and among Grand Casinos Nevada I, Inc., Cloobeck Enterprises, Brooks Family Trust and Nevada Brooks Cook and the assignment of lease and guaranty relating thereto, (c) the Indemnification Agreement, dated as of December 31, 1997, by and between Company and Lyle Berman relating to New Horizon’s Kid Quest, Inc. and Innovative Gaming Corporation of America, (d) the Office Lease, dated as of February 1, 1996, by and between Company and Carlson Real Estate Company, (c) the Lease Agreement, dated as of September 29, 1993, by and between Company and the Estate of James Cambell, (f) the Lease Agreement, dated as of October 29, 1993, by and between Company and the Estate of James Campbell and (g) the Joint Contribution Agreement, dated as of March 16, 1998, by and among Company, Digital Biometrics, Inc. and Trak 21 Development, L.L.C., and the Membership Control Agreement of Trak 21 Development, L.L.C. relating thereto, but excluding the Indian Gaming and Debt Agreements.

“Lakes Balance Sheet” shall have the meaning set forth in Section 4.19(b).

“Lakes Business” means the operations, assets and liabilities of the Lakes Group as of the time of the Company Distribution, as set forth in the Company Distribution Agreement.

“Lakes Form 10” shall have the meaning set forth in Section 4.4(c).

“Lakes Group” means Lakes and any Person in which Lakes will own, directly or indirectly, any interest as of the Company Distribution.

“Louisiana Gaming Laws” shall mean the Louisiana Riverboat Economic Development and Gaming Control Act and the rules and regulations promulgated thereunder.

“Louisiana Indian Management Contracts” shall mean the Amended and Restated Management & Construction Agreement by and between the Coushatta Tribe of Louisiana and Grand Casinos of Louisiana, Inc.—Coushatta, dated February 25, 1992 and the Amended and Restated Management & Construction Agreement by and between the Tunica-Biloxi Tribe of Louisiana and Grand Casino of Louisiana, Inc.—Tunica-Biloxi, dated November 1, 1992.

“Material Adverse Effect” shall mean, with respect to a Person, any change, occurrence or effect that is or is reasonably likely to be materially adverse to the assets, business, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole; provided, however, that with respect to (a) the Gaming Co. Business, a “Material Adverse Effect” shall mean a Material Adverse Effect with respect to Gaming Co. and its Subsidiaries, after giving effect to the Hilton Distribution and the other transactions contemplated by the Hilton Distribution Agreement and (b) with respect to the Company and its Subsidiaries, after giving effect to the Company Distribution and the other transactions contemplated by the Company Distribution Agreement, but taking into account any contingent liabilities of Company with respect to liabilities assumed by the Lakes Group.

“MBCA” shall mean the Minnesota Business Corporation Act, as amended from time to time.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Preamble.

“Minnesota Gaming Laws” shall mean the Minnesota Lawful Gambling and Gambling Devices Act and the rules and regulations promulgated thereunder.

“Mississippi Casinos” shall mean Company’s existing casino properties located in Tunica, Mississippi, Gulfport, Mississippi, and Biloxi, Mississippi.

“Mississippi Gaming Laws” shall mean the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder.

“Missouri Gaming Laws” shall mean the Missouri Gaming Law and the rules and regulations promulgated thereunder.

“Multiemployer Plans” shall mean employee benefit plans within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of ERISA.

“Nevada Gaming Laws” shall mean the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County, Nevada Code and the rules and regulations promulgated thereunder, the City of Reno, Nevada Code and other applicable local regulations.

“New Jersey Gaming Laws” shall mean the New Jersey Casino Control Act and the rules and regulations promulgated thereunder.

“Non-Competition Agreement” shall mean the Non-Competition Agreement to be entered into by each of Lyle Berman, Thomas J. Brosig and Stanley M. Taube, substantially in the form attached hereto us Exhibit L.

“Non-Plan Director Option Agreements” shall mean (a) the Option Agreement, dated as of April 12, 1994, by and between Company and Morris Goldfarb, (b) the Option Agreement, dated as of July 9, 1992, by and between Company and David L. Rogers, (c) the Option Agreement, dated as of July 9, 1992, by and between Company and Joel N. Waller and (d) the Option Agreement, dated as of July 9, 1992, by and between Company and Neil I. Sell, each as amended as of June 15, 1998.

“Ontario Gaming Laws” shall mean the Ontario Gaming Control Act. 1992 and the rules and regulations promulgated thereunder.

“Other Transactions” shall have the meaning set forth in Section 7.11.

“Outside Date” shall have the meaning set forth in Section 9.1(b).

“Pension Plans” shall mean employee pension benefit plans within the meaning of Section 3(2) of ERISA.

“Permits” shall mean any and all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws and Gaming Laws.

“Permitted Encumbrances” shall mean the following title exceptions: (a) liens with respect to Taxes either not delinquent or being diligently contested in appropriate proceedings; (b) mechanics’, material-men’s or similar statutory liens for amounts not yet due or being diligently contested in appropriate proceedings; (c) other exceptions with respect to title to Real Property (including casements of public [ILLEGIBLE] that do not and would not materially interfere with the current and intended use of such Real Property; and (d) Encumbrances related to indebtedness which Encumbrances are disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement.

“Person” shall mean any individual, corporation, limited liability entity, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

“Pledge and Security Agreement” shall have the meaning set forth in Section 7.9.

“Private Letter Ruling” shall have the meaning set forth in section 8.1(d)(i).

“Real Property” shall have the meaning set forth in Section 4.14(a).

“Required Credit Support” shall have the meaning set forth in Section 7.9.

“Restricted Activities” shall mean any of the following with respect to the Mississippi Casinos: (a) billboard advertising; (b) newspaper or other print media advertising; (c) television or radio advertising; or (d) other similar indirect marketing activities.

“Restricted Payment” shall mean: (i) the declaration or payment of any dividend or any distribution on account of Lakes’ or any of its Subsidiaries’ equity interests; or (ii) the purchase, redemption, defeasance or other acquisition or retirement for value of any equity interests of Lakes, without the written consent of Gaming Co. which consent can be given or withheld in Gaming Co.’s sole and absolute discretion.

“Revolving Credit Facility” shall mean that certain $100 million Capital Lease Facility, dated as of September 29, 1997, entered into by Company, BA Leasing & Capital Corporation and the other parties listed therein.

“Rule 145” shall have the meaning set forth in Section 7.13.

“SEC” shall mean the Securities and Exchange Commission

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreements” shall have the meaning set forth in Section 7.9.

“Senior Notes” shall mean Company’s outstanding $115 million Series B Senior Notes due 2004, issued pursuant to the Senior Notes Indenture.

“Senior Notes Indentures” shall mean that certain Series A and Series B 9% Senior Notes due 2004 Indenture, dated as of October 16, 1997, by and among Company, the Guarantors (as defined in the Senior Notes Indenture) and Firstar Bank of Minnesota N.A., as trustee.

“Service” shall mean the United States Internal Revenue Service.

“Settlement Agreement” shall have the meaning set forth in Section 4.10(h).

“Shareholder Support Agreement” shall mean the Shareholder Support Agreement, dated as of the date hereof, by and among Stanley M. Taube, S.M. Taube & Co., Inc., a Nevada corporation, Lyle Berman and Neil I. Sell, as trustee of the Amy Berman Irrevocable Trust dated August 9, 1989, Bradley Berman Irrevocable Trust dated August 9, 1989, Jessie Lynn Berman Irrevocable Trust dated August 9, 1989 and Julie Berman Irrevocable Trust dated August 9, 1989.

“Shark Club Ground Lease” shall mean that certain Ground Lease, dated as of July 1997, by and between Cloobeck Enterprises and [ILLEGIBLE] Income Properties West I, Inc.

“Stratosphere” shall mean Stratosphere Corporation and any of its Subsidiaries or Affiliates, including Stratosphere Gaming Corp., and any business or operations conducted by or related to such entities, including the Stratosphere Tower, Casino & Hotel and adjoining retail-entertainment center.

“Stratosphere [ILLEGIBLE]” shall mean any and all contracts, loan agreement, leases, guaranty, agreements, notes, mortgages, indentures, obligations and other agreements relating to Stratosphere, including, without limitation, (a) the Standby Equity Commitment, dated as of March 9, 1995, by and between Company and Stratosphere, (b) the Limited Guaranty, dated as of March 28, 1997, by Company for the benefit of each of the beneficiaries listed therein, (c) the Indemnification Agreement, dated as of May 1, 1997, by and between Company and Thomas G. Bell, (d) the Indemnification Agreement, dated as of May 1, 1997, by and between Company and Andrews S. Blumen, (e) the [ILLEGIBLE] Agreement, dated as of may 1, 1997, by and between Company and Robert A. Maheu, (f) the [ILLEGIBLE] Agreement, dated as of May 1, 1997, by and between Company and David R. Wirshing and [ILLEGIBLE] arrangement described in the Minutes of Company’s Board of Directors, dated May 3, [ILLEGIBLE], relating to the indemnification of Lyle Berman, Neil L. Seil and Stanley M. Taube in connection with their service on the Stratosphere Board of Directors.

“Stratosphere Litigation” shall mean any and all actions, suits, proceedings, claims, arbitrations or investigations relating to Stratosphere, including the Stratosphere shareholders litigation in the U.S. District Court for the District of Nevada (In re Stratosphere Corporation Securities Litigation—Master File No. CV-5-96-00708MP), Grand Casinos, Inc. shareholders litigation in the U.S. District Court for the District of Minnesota (In Re: Grand Casinos, Inc. Securities Litigation—Master Filed No. 4-96-890), the Stratosphere shareholders litigation in the Nevada State Court (Victor M. Opitz, et. al. v. Robert E. Stupak, et. al. —Case No. A363019), the Cohen litigation in the U.S. District Court for the District of Nevada (Henry Cohen, et al. v. Stratosphere Corporation, et. al.—Case No. A349985), the Stratosphere vacation club litigation in the District Court in Clark County, Nevada (Richard Duncan, et al. v. Bob and June Doc Stupak, et al.—Case No. A37012), the Standby Equity Commitment litigation in the U.S. District Court for the District of Nevada (IBJ Schroeder Bank & Trust Company, Inc. v. Grand Casinos, Inc.—File No. CV-S-97-01252-DWH), the Stratosphere Noteholder Committee bankruptcy court action in the U.S. Bankruptcy Court for the District of Nevada, Stratosphere Plan of Reorganization in the U.S. Bankruptcy Court for the District of Nevada, the Las Vegas Downtown Redevelopment Agency litigations in the Nevada Supreme Court (City of Las Vegas Downtown Redevelopment Agency v. Crockett, et al. and City of Las Vegas Downtown Redevelopment Agency v. Mouldo. et. al.), a derivative litigation in Hennepin County, Minnesota District (Lloyd Drilling, et al. v. Lyle Berman, et al.—Court File No. MC97-002807), and a Stratosphere action for Recovery of Preferential Transfers Pursuant to Sections 547 and 550 of the Bankruptcy Court filed with the Bankruptcy Court against Company, and including any actions, suits, proceedings, claims, arbitrations or investigations relating to the Litigation LLC described in Stratosphere Corporation’s Restated Second Amended Plan of Reorganization dated February 26, 1998.

“Subsidiary” shall mean, with respect to any Person. (a) each corporation, partnership, joint venture, limited liability company or other legal entity of which such Person owns, either directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled in vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity and (b) each partnership or limited liability company in which such Person or another Subsidiary of such Person is the general partner, managing partner or other otherwise controls: provided that with respect to Hilton. “Subsidiary” shall mean only those Subsidiaries that, in addition to satisfying clauses (a) and (b) above, comprise part of the Gaming Co. Business.

“Subsidiaries Note Pledge” shall mean the pledge of the outstanding capital stock of certain Subsidiaries of the Company which will become part of the Lakes Group us a result the Company Distribution, pursuant to that certain Company Security and Pledge Agreement, dated as of November 30, 1995, relating to the First Mortgage Notes.

“Surviving Corporation” shall have the meaning set forth in the Recitals.

“Tax” or “ Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholdings, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and shall include any transferee liability in respect of Taxes and any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Total Debt of Company” shall have the meaning set forth in Section 3.1(c)(i)(A)(1).

“Total Debt of Gaming Co.” shall have the meaning set forth in Section 3.1(c)(i)(B)(1).

“Total Number of Company Shares Outstanding” shall have the meaning set forth in Section 3.1(c)(i)(A)(4).

“Total Number of Gaming Co. Shares Outstanding” shall have the meaning set forth in Section 3.1(c)(i)(B)(4).

“Transaction Costs” shall mean any and all costs and expenses which are incurred (or which are reasonably expected to be incurred) by the parties hereto in connection with the consummation of the transactions contemplated by this Agreement and the Distribution Agreements.

“Transaction Documents” means, collectively, this Agreement, the Distribution Agreements, the Ancillary Agreements, the Shareholder Support Agreement, the Trust Agreement and the Pledge and Security Agreement.

“Transferred Assets” shall have the meaning set forth in Section 7.9(d).

“Trust Agreement” shall have the meaning set forth in Section 7.9.

“Unrestricted Cash” shall mean, with respect to any Person, as of any date of determination, the total amount of cash and cash equivalents of such Person as of such date of determination, less the Working Capital Cash of such Person as of such date of determination.

“Working Capital Cash” shall mean, as of any date of determination, with respect to Company and its Subsidiaries, $15 million and, with respect to Gaming Co. and its Subsidiaries, the total amount of Gaming Field Cash (as defined in the Hilton Distribution Agreement) as of such date of determination.

ARTICLE II.

THE MERGER

Section 2.1. The Merger. Upon the terms and subject to the provisions of this Agreement, and in accordance with the MBCA, Merger Sub will merge with and into Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the Surviving Corporation and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the MBCA.

Section 2.2. Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger in such form as is required by the relevant provisions of the MBCA (the “Articles of Merger”) shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Minnesota for filing, as provided in the MBCA, as early as practicable on the Closing Date. The Merger shall become effective immediately after the Distributions and upon the filing of the Articles of Merger with the Secretary of State of the State of Minnesota or at such time thereafter as provided in the Articles of Merger (the “Effective Time”).

Section 2.3. Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., California time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or, if permissible, waiver of the conditions set forth in Section 8.1 (the “Closing Date”), at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, unless another date, place or time is agreed to in writing by the parties hereto.

Section 2.4. Effects of the Merger. The Merger shall have the effects set forth in the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of Merger Sub and Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Company shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5. Articles of Incorporation and Bylaws of the Surviving [ILLEGIBLE]. At the Effective Time, the Articles of Incorporation and Company Bylaws, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws, respectively, of the Surviving Corporation, in each case until duly amended in accordance with Applicable Law.

Section 2.6. Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

Section 2.7. Directors of Gaming Co. At the Effective Time, Gaming Co. shall take all action necessary to increase the size of its Board of Directors by one member and to elect Lyle Berman as a director of Gaming Co. and in the event of his incapacity to so serve, another person selected by the Board of Directors of Company (as constituted prior to the Effective Time); provided that such other Person is not an employee of the Surviving Corporation and is reasonably acceptable to Gaming Co.

ARTICLE III.

CONVERSION OF SECURITIES

Section 3.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any shares of Common Stock, par value $.01 per share, of Company (the “Company Common Stock”):

(a) Capital Stock of Merger Sub. Each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain and issued and outstanding share of the same class of capital stock of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Gaming Co. Owned Stock. All shares of Company Common Stock that are owned by Company or any wholly-owned Subsidiary of Company (but not any Employee Benefit Plans of Company or any of its Subsidiaries) and any shares of Company Common Stock owned by Gaming co. or any wholly-owned Subsidiary of Gaming Co. shall be canceled and retired and shall cease to exist and no stock of Company or any other consideration shall be delivered in exchange therefore.

(c) Conversion of Company Stock;

(i) Subject to Section 3.2(e), each issued and outstanding share of Company Co. on Stock (other than shares to be canceled in accordance with Section 3.1(b) and Dissenting Shares (as defined in Section 3.2(k)) shall be converted into the right to receive the number of shares of Gaming Co. Common Stock equal to the Company Valuation Factor divided by the Gaming Co. Valuation Factor, rounded to the fourth decimal (the “Exchange Ratio”).

(A) For purposes of the foregoing, the “Company Valuation Factor” shall be equal to (1) $1,200,000,000 minus the dollar amount of the Total Debt of Company (the resulting difference being referred to as the “Company Net Equity Value”), divided by (2) the Total Number of Company Shares Outstanding; provided, however, that if the Company Net Equity Value is less than $617,600,000 but more than $585,100,000, then it shall be deemed to be equal to $617,600,000; and provided, further, however, that if the Company Net Equity Value is less than $585,100,000, then Hilton shall be entitled to terminate this Agreement pursuant to Section 9.1(i).

(1) For purposes of the foregoing, the “Total Debt of Company” shall be (x) determined as of the earlier of (i) the Closing Date and (ii) December 31, 1998 ( the earlier of such dates, the “Determination Date”) and (y) equal to the total indebtedness for borrowed money (both long-term and current maturities) of Company and its Subsidiaries as of the Determination Date, plus the increase (if any) between (A) total current liabilities (excluding (i) maturities of long-term indebtedness, (ii) payables relating to unfunded expenditures under the Company Capital Plan, (iii) amount accrued for performance bonuses (but including amounts accrued for retention and relocation bonuses) and (iv) liabilities that constitute Transaction Costs) of Company and its Subsidiaries as of the Determination Date and (B) the total current liabilities (excluding (i) maturities of long-term indebtedness, (ii) payables relating to unfunded expenditures under the Company Capital Plan, (iii) amounts accrued for performance bonuses (but including amounts accrued for retention and relocation bonuses) and (iv) liabilities that constitute Transaction Costs) of Company and its Subsidiaries on a pro forma basis at December 28, 1997, plus the total amount of 1998 capital expenditures under the Company Capital Plan that remain unfunded as of the Determination Date (excluding up to $25 million in Lady Luck-Biloxi acquisition and improvement costs and any additional capital expenditures approved in writing by Hilton pursuant to section 6.1), plus that percentage of the total Transaction Costs that is equal to Company’s shareholders’ pro forma ownership of Gaming Co. determined pursuant to the foregoing formula as of the Determination Date but without giving effect to the aggregate Transaction Costs, less (1) the total amount of Unrestricted Cash of Company and its Subsidiaries as of the Determination Date. (ii) $8 million and (iii) so long as Company has not consummated any sale, transfer or other disposition involving its Gulfport headquarters prior to the Determination Date, an amount equal to the sum of (X) the 1998 increase in book value of Company’s Gulfport headquarters plus (Y) the dollar value of any depreciation expense accrued by Company in connection therewith from and after December 27, 1997 and through the Determination Date. The elements of the Total Debt of Company and its Subsidiaries shall be as set on a “Compare Closing Schedule” to be prepared and finally determined as set forth in clause (2) below.

(2) No later than the [ILLEGIBLE] business day before the day that Company and Hilton reasonably estimate to be the Closing Date, Company shall deliver the Company closing Schedule in Hilton, together with all supporting documentation reasonably necessary to Hilton’s review and verification of the Company Closing Schedule. The Company Closing Schedule shall set forth all of the elements of the Total Debt of Company, as set forth in clause (i) above. In the event the Determination Date is prior December 31, 1998, the elements of the Total Debt of Company set forth on the Company Closing Schedule shall reflect Company’s best estimates of the applicable amounts as of the Closing Date, based on actual amounts as of the most recent month-end for which a Company balance sheet is available (but in no event shall such balance sheet be as of a date more than 60 days prior to the Closing Date), rolled forward to the Closing Date based on reasonable assumptions and methodologies; and the details of such assumptions and roll-forward methodologies shall be clearly stated in the supporting materials delivered to Hilton. In the event that the Determination Date is December 31, 1998, then the Company Closing Schedule shall to the greatest extent possible reflect the actual amounts as of such date and shall utilize estimates only to the extent necessary under the circumstances. In each case, the elements of the Total Debt of Company shall be (i) set forth in accordance with generally accepted accounting principles, applied on a basis consistent with that used by Company in preparing the Company Retained Business Balance Sheet and (ii) pro forma for the Company Distribution (i.e, shall reflect the elements of the Total Debt of company as if the Company Distribution had already occurred). The Company Closing Schedule shall be accompanied by a certification of Company’s chief financial officer that the Company closing Schedule has been prepared in accordance with the requirements of this Section 3.1(c)(i)(A)(2). Unless Hilton within five business days after receipt of such schedule, notifies Company that it objects to any elements of the Company Closing Schedule, specifying the basis for any such objection, the amounts set forth on such schedule shall be binding upon the parties hereto for purposes of calculating the Exchange Ratio. If Hilton does make an objection in the manner specified above, then Company and Hilton shall use all reasonable efforts to resolve such objection as promptly as possible. If Company and Hilton are unable to resolve such objections within two business days after such notification has been given by Hilton, the controversy shall be referred to the Manhattan, New York office of Arthur Andersen LLP (or another nationally recognized accounting firm reasonably acceptable to the parties hereto) for a final determination thereof, which determination shall be made as promptly as practicable. Such determination shall be binding upon the parties hereto for purposes of calculation the Exchange Ration, absent manifest error.

(3) Upon delivery of the Company Closing Schedule, Company shall provide to Hilton and its representatives such access to records, workpapers and other documents, and to the personnel involved in preparation of the Company Closing Schedule, as Hilton shall reasonably request for purposes of reviewing and verifying the Company Closing Schedule.

(4) For purposes of the foregoing, the “Total Number of Company Shares Outstanding” is equal to 42,293,145, plus any additional shares of Company Common Stock issued in accordance with the terms of Section 6.1 after the date hereof and prior to the Effective Time (excluding any such issuance relating to exercises or conversions of Company Stock Options (as defined in Section 4.3)).

(B) Subject to the last paragraph of Section 6.2, for purposes of the foregoing, the “Gaming Co. Valuation Factor” shall be equal to (i) $6,024,600,000 minus the dollar amount of the Total Debt of Gaming Co., divided by (2) the Total Number of Gaming Co. Shares Outstanding.

(1) For purposes of the foregoing, the “Total Debt of Gaming Co.” shall be (x) determined as of the Determination Date and (y) equal to the total indebtedness for borrowed money (both long-term and current maturities) of Gaming Co. and its Subsidiaries as of the Determination Date, plus the increase (if any) between (A) total current liabilities (excluding (i) maturities of long-term indebtedness, (ii) payables relating to unfunded expenditures relating to Gaming Co.’s Paris Casino-Resort, (iii) amounts accrued for performance bonuses (but including amounts accrued for retention and relocation bonuses) and (iv) liabilities that constitute Transaction Costs) of Gaming Co. and its Subsidiaries as of the Determination Date and (B) the total current liabilities (excluding (i) maturities of long-term indebtedness, (ii) payables relating to unfunded expenditures relating to Gaming Co.’s Paris Casino-Resort, (iii) amounts accrued for performance bonuses (but including amounts accrued for retention and relocation bonuses) and (iv) liabilities that constitute Transaction Costs) of Gaming Co. and its Subsidiaries on a pro forma basis at December 31, 1997, plus the total amount of capital expenditures that remain unfunded with respect to Gaming Co.’s Paris Casino-Resort as of the Determination Date (excluding any additional capital expenditures approved in writing by Company), plus that percentage of the total Transaction Costs that is equal to 100% minus that percentage that is equal to Company’s shareholders’ pro forma ownership of Gaming Co. determined pursuant to the foregoing formula as of the Determination Date but without giving effect to the aggregate Transaction Costs, less the total amount of Unrestricted Cash of Gaming Co. and its Subsidiaries as of the Determination Date. The elements of the Total Debt of Gaming Co. and its Subsidiaries shall be as set on a “Gaming Co. Closing Schedule” to be prepared and finally determined as set forth in clause (2) below.

(2) No later than the 10th business day before the day that Company and Hilton reasonably estimate to be the Closing Date, Hilton shall deliver the Gaming Co. Closing Schedule to Company, together with all supporting documentation reasonably necessary to Company’s review and verification of the Gaming Co. Closing Schedule. The Gaming Co. Closing Schedule shall set forth all of the elements of the Total Debt of Gaming Co., as set forth in clause (i) above. In the event the Determination Date is prior to December 31, 1998, the elements of the Total Debt of Gaming Co. set forth on the Gaming Co. Closing Schedule shall reflect Gaming Co.’s best estimates of the applicable amounts as of the Closing Date, based on actual amounts as of the most recent month-end for which a Gaming Co. balance sheet is available (but in no event shall such balance sheet be as of a date more than 60 days prior to the Closing Date), rolled forward to the Closing Date based on reasonable assumptions and methodologies; and the details of such assumptions and roll-forward methodologies shall be clearly stated in the supporting materials delivered to Company. In the event that the Determination Date is December 31, 1998, then the Gaming Co. Closing Schedule shall to the greatest extent possible reflect the actual amounts as of such date and shall utilize estimates only to the extent necessary under the circumstances. In each case, the elements of the Total Debt of Gaming Co. shall be (i) set forth in accordance with generally accepted accounting principles, applied on a basis consistent with those used by Hilton in preparing the Gaming Co. Business Balance Sheet and (ii) pro forma for the Hilton Distribution (i.e., shall reflect the elements of the Total Debt of Gaming Co. as if the Hilton Distribution had already occurred). The Gaming Co. Closing Schedule shall be accompanied by a certification of Gaming Co.’s chief financial officer that the Gaming Co. Closing Schedule has been prepared in accordance with the requirements of this Section 3.1(c)(i)(B)(2). Unless Company, within five business days after receipt of such schedule, notifies Hilton that it objects to any elements of the Gaming Co. Closing Schedule, specifying the basis for any such objection, the amounts set forth on such schedule shall be binding upon the parties hereto for purposes of calculating the Exchange Ratio. If Company does make an objection in the manner specified above, then Hilton and Company shall use all reasonable efforts to resolve such objection as promptly as possible. If Hilton and Company are unable to resolve such objections within two business days after such notification has been given by Company, the controversy shall be referred to the Manhattan, New York office of [ILLEGIBLE] Andersen LLP (or another nationally recognized accounting firm reasonably acceptable to the parties hereto) for a final determination thereof, which determination shall be made as promptly as practicable. Such determination shall be binding upon the parties hereto for purposes of calculating the Exchange Ratio, absent manifest error.

(3) Upon delivery of the Gaming Co. Closing Schedule, Hilton shall provide to Company and its representatives such access to records, workpapers and other documents, and to the personnel involved in preparation of the Gaming Co. Closing Schedule, as Company shall reasonably request for purposes of reviewing and verifying the Gaming Co. Closing Schedule.

(4) For purposes of the foregoing, the “Total Number of Gaming Co. Shares Outstanding” is equal to 260,450,202, plus any additional shares of Gaming Co. Common Stock issued in accordance with the terms of Section 6.2 after the date hereof and prior to the Effective Time (excluding any such issuances relating to exercises or conversions of Hilton Preferred Stock or Hilton Stock Options (as defined in Section 5.3) or Gaming Co. options in substitution thereof, and excluding any such issuances pursuant to the Employee Stock Purchase Plan.

(ii) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Gaming Co. Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or in the event that Gaming Co. shares are distributed to Hilton Stockholders in the Hilton Distribution on less than a 1 for 1 basis (a “non-equal distribution”), the Exchange Ratio correspondingly shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or non-equal distribution.

(iii) All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Gaming Co. Common Stock and any cash in lieu of fractional shares of Gaming Co. Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 3.2(c), in each case without interest.

(iv) Pursuant to the Gaming Co. Rights Agreement, one Gaming Co. Right will be attached to each share of Gaming Co. Common Stock issued upon conversion of Company Common Stock in accordance with this Section 3.1(c) and all references in this Agreement to Gaming Co. Common Stock shall be deemed to include the Gaming Co. Rights.

Section 3.2. Exchange of Certificates. The procedures for exchanging shares of Company Common Stock for Gaming Co. Common Stock pursuant to the Merger are as follows:

(a) Exchange Agent. As of the Effective Time, Gaming Co. shall deposit with a bank or trust company designated by it and reasonably acceptable to Company (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 3.2, through the Exchange Agent, certificates representing the shares of Gaming Co. Common Stock (such shares of Gaming Co. Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”).

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”), which shares were converted pursuant to Section 3.1 into the right to receive shares of Gaming Co. Common Stock, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title

[ILLEGIBLE] Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in [ILLEGIBLE] form and have such other provisions as Gaming Co. and Company may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Gaming Co. Common Stock (plus cash in lieu of fractional shares, if any, of Gaming Co. Common Stock as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Gaming Co. and reasonably acceptable to Company, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to received in exchange therefor a certificate representing that number of whole shares of Gaming Co. Common Stock which such holder has the right to receive pursuant to the provisions of this Article III, and the Certificates so surrendered shall immediately be canceled. In the event of a transfer of ownership of Company Common Stock prior to the Effective Time which is not registered in the transfer records of Company, a certificate representing the proper number of shares of Gaming Co. Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. After the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall represent only the right to receive shares of Gaming Co. Common Stock (and cash in lieu of fractional shares, if any pursuant to the terms hereof and shall not be deemed to evidence ownership of the number of shares of Gaming Co. Common Stock into which such shares of Company Common Stock were converted until the Certificate therefor shall have been surrendered in accordance with this Section 3.2

(c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Gaming Co. Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Gaming Co. Common Stock the holder thereof is entitled to receive in exchange therefor and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holders of record of such Certificate surrenders such Certificate. Subject to the effect of Applicable Laws, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Gaming Co. Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Gaming Co. Common Stock to which such holder is entitled pursuant to subsection (c) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Gaming Co. Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Gaming Co. Common Stock.

(d) No Further Ownership Rights In Company Common Stock. All shares of Gaming Co. Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (and any cash paid pursuant to subsection (c) or (c) of this Section 3.2) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Company on such shares of Company Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 6.1) or prior to the date hereof and which remain unpaid at the time of such surrender; and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Gaming Co. for any reason, such Certificates shall be canceled and exchanged as provided in this Section 3.2.

(e) No Fractional Shares. No certificate or scrip representing fractional shares of Gaming Co. Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Gaming Co. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock outstanding immediately prior to the Effective Time exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Gaming Co. Common Stock (after taking into account all Certificates held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Gaming Co. Common Stock multiplied by the per share closing sales price of Gaming Co. Common Stock (as reported on the New York Stock Exchange Composite Tape) on the first day of trading of Gaming Co. Common Stock on the NYSE after the Effective Time.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Company for 180 days after the Effective Time shall be delivered to Gaming Co. upon demand, and any shareholder of Company who has not previously compiled with this Section 3.2 shall thereafter look only to Gaming Co. for payment of such shareholder’s claim for Gaming Co. Common Stock, any cash in lieu of fractional shares of Gaming Co. Common Stock and any dividends or distributions with respect to Gaming Co. Common Stock.

(g) No Liability. Neither Hilton, Gaming Co. nor Company shall be liable to any holder of shares of Company Common Stock for any shares of Gaming Co. Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h) Withholding Rights. Gaming Co. and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to such consideration under the Code or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Gaming Co. or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Gaming Co. or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Gaming Co. or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Gaming Co. Common Stock and any cash in lieu of fractional shares and unpaid dividends and distributions on shares of Gaming Co. Common Stock deliverable in respect thereof pursuant to this Agreement.

(j) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate of Company shall not be exchanged until Gaming Co. has received an Affiliate Agreement from such Affiliate.

(k) Dissenting Shares. Any shares of Common Stock held by a holder who dissents from the Merger and becomes entitled to obtain payment for the value of such Common Stock pursuant to the applicable provisions of Minnesota law shall be herein called “Dissenting Shares.” Any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be converted into Gaming Co. Common Stock; provided, however, that the Common Stock held by a dissenting shareholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of Minnesota law, or otherwise fails to establish the right of such shareholder to be paid the value of such shareholder’s shares under Minnesota law shall be deemed to be have been converted into Gaming Co. Common Stock pursuant to the terms and conditions referred to above.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants to Hilton that the statements contained in this Article IV are true and correct, except as set forth in the Company Disclosure Schedule. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV, and the disclosure in any paragraph shall not qualify other paragraphs in this Article IV unless such disclosure is specifically referred to in such other paragraphs.

Section 4.1. Organization, Standing and Corporate Power. Each of Company and its Subsidiaries is a corporation, limited liability entity or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, limited liability company or partnership power and authority to carry on its business as now being conducted. Each of Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect with respect to Company or the Company Retained Business. Company has made available to Hilton complete and correct copies of its Articles of Incorporation and Company Bylaws and the comparable charter or organizational documents of its Subsidiaries, in each case, as amended to the date of this Agreement.

Section 4.2. Subsidiaries. The Company Disclosure Schedule sets forth all the Subsidiaries of Company and each other Person in which Company owns, directly or indirectly, any interest. All the outstanding shares of capital stock or other equity interests of each Subsidiary of Company are duly authorized, validly issued, fully paid and non-assessable and are owned by Company, by another wholly-owned Subsidiary of Company or by Company and another wholly-owned Subsidiary of Company, free and clear of any and all mortgages, security interests, liens, claims, pledges, restrictions, leases, title exceptions, rights of others, charges or other encumbrances (“Encumbrances”). Subject to compliance with applicable Gaming Laws, the respective articles of incorporation and bylaws or other organizational documents of Company’s Subsidiaries do not contain any provision limiting or otherwise restricting the ability of Gaming Co., following the Effective Time, from controlling such Subsidiaries on the same basis as Company.

Section 4.3. Capitalization. The authorized capital stock of Company consists of 100,000,000 shares of Common Stock, $.01 par value per share. As of June 17, 1998, (i) 42,293,145 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 1,788 shares of Company Common Stock were owned by Company and held in street name by Company, (iii) 100,000 shares of Company Common Stock were reserved for issuance pursuant to that certain stock purchase warrant issued to the Corporate Commission of the Mille Lacs Band of Ojibwe Indians, (iv) 4,224,108 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Company Common Stock under Company’s 1991 Stock Option and Compensation Plan, (v) 150,000 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Company Common Stock under Company’s Director Option Plan and (vi) 151,500 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase Shares of Company Common Stock under Company’s Non-Plan Director Option Agreements (collectively, the plans or agreements described in clauses (iv) and (vi), the “Company Stock Plans” and the options issued thereunder are referred to as the “Company Stock Options”). Except as set forth above, as of June 17, 1998, no shares of capital stock or other voting or equity securities of Company were issued, reserved for issuance or outstanding. No change in such capitalization has occurred between June 17, 1998 and the date of this Agreement other than the issuance of Common Stock upon the Exercise of Company Stock Options. There are no other outstanding contractual rights the value of which is derived from the financial performance of Company or the value of shares of Company Common Stock. All outstanding shares of capital stock of Company are, and all shares which may be issued as contemplated by this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Company or any other Person having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Company may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company or any of its Subsidiaries is a party, or by which any of them is bound, obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting or equity securities of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than redemptions, purchases and other acquisitions required by applicable provisions under Gaming Laws or similar provisions contained in the terms of the capital stock of Company or any of its Subsidiaries, as of the date of this Agreement, there are not any outstanding contractual obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries. As of the time of the Company Distribution, (i) the issued and outstanding shares of common stock of Lakes will be equal to the shares of Company Common Stock that are then issued and outstanding, (ii) Lakes will have issued options as described in the Company Distribution Agreement and (iii) all outstanding shares of capital stock of Lakes will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

Section 4.4. Authority; Enforceability; No Conflict; Consents.

(a) Each of Company and Lakes has the requisite corporate power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, subject to, with respect to the Merger, the approval of this Agreement and the Merger by the affirmative vote of the holders of at least a majority of the voting power of all shares of Company Common Stock entitled to vote (the “Company Shareholder Approval”) and, with respect to the Company Distribution, the declaration of the Company Distribution by Company’s Board of Directors and the ratification of the Company Distribution by the affirmative vote of holders of at least a majority of the outstanding shares of Company Common Stock. The execution and delivery by each of Company and Lakes of each of the Transaction Documents to which it is a party and the consummation by each of Company and Lakes of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Company and Lakes, subject to, with respect to the Merger, the Company Shareholder Approval and, with respect to the Company Distribution, the declaration of the Company Distribution by Company’s Board of Directors and the ratification of the Company Distribution by the affirmative vote of holders of at least majority of the outstanding shares of Company Common Stock. Each of the Transaction Documents to which it is a party (other than the Company Distribution Agreement and the Company Ancillary Agreements) has been duly executed and delivered by each of Company and Lakes and constitutes the valid and binding obligation of Company and Lakes (as applicable), enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Prior to the Company Distribution, the Company Distribution Agreement and the Company Ancillary Agreements will be duly executed and delivered by each of Company and Lakes and upon such execution and delivery, will constitute the valid and binding obligations of each of Company and Lakes, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery by each of Company and Lakes of each of the Transaction Documents to which it is a party does not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or cause loss of a material benefit under, or result in the creation or maturation of any lien, liability or purchase right upon any of the properties or assets of Company or any of its Subsidiaries under, (i) the Articles of Incorporation or Company Bylaws or the comparable charter or organizational documents of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 4.4(c), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liabilities or liens that would not, individually or in the aggregate, (x) have a Material Adverse Effect with respect to Company or the Company Retained Business, (y) impair, in any material respect, the ability of Company or Lakes to perform its obligations under each of the Transaction Documents to which it is a party or (z) prevent or significantly delay the consummation of any of the transactions contemplated by the Transaction Documents.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by Company or any of its Subsidiaries in connection with the execution and delivery of each of the Transaction Documents to which Company is a party or the consummation of the transactions contemplated thereby, except for (i) the filing of a pre-merger notification and report form under the HSR Act, (ii) the filing with the SEC of (x) the Joint Proxy Statement/Prospectus Prospectus and the Form S-4 and the obtaining of any related orders as may be so required, (y) a registration statement on Form 10 (the “Lakes Form 10”) under the Exchange Act relating to the equity securities of Lakes, and (z) such reports and filings under Section 13 and Section 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of Articles of Merger with the Minnesota Secretary of State, (iv) the filing of notices with and the approval by (A) the Mississippi Gaming Commission under the Mississippi Gaming Laws, (B) the Minnesota Gambling Control Board under the Minnesota Gaming Laws, (C) the Louisiana Gaming Control Board under the Louisiana Gaming Laws and (D) the National Indian Gaming Commission and any other appropriate Governmental Authorities as may be required under the Indian Gaming Laws, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required by any applicable state securities or “blue sky” laws and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate: (1) have a Material Adverse Effect with respect to Company or the Company Related Business; (2) impair, in any material respect, the ability of Company or Lakes to perform its obligations under the Transaction Documents to which it is a party; or (3) prevent or significantly delay the consummation of the transactions contemplated by the Transaction Documents.

Section 4.5. Vote Required; Ownership of Hilton Capital Stock; State Takeover Statutes.

(a) The Company Shareholder Approval is the only vote of the holders of any class or series of Company’s capital stock necessary to approve the Transaction Documents to which Company is a party and the transactions contemplated thereunder.

(b) Neither Company nor any of its Subsidiaries beneficially owns, either directly or indirectly, any shares of Hilton capital stock.

(c) The Board of Directors of Company has taken all actions necessary under the MBCA, including approving the transactions contemplated by the Agreement and each of the Transaction Documents to which Company is a party, to ensure that Section 302A.673 of the MBCA applicable to a “business combination” does not, and will not, apply to the transactions contemplated hereunder and thereunder. The restrictions contained in Section 302A.671 of the MBCA applicable to “control share acquisitions” will not apply to the authorization, execution, delivery and performance of this Agreement or each of the Transaction Documents by Company to which it is a party or the consummation of the Merger by Company. No other “fair price,” “moratorium,” or other similar anti-takeover statute or regulation is applicable to Company or (by reason of Company’s participation therein) the Merger or the other transactions contemplated by this Agreement or the other Transaction Documents to which it is a party.

Section 4.6 Compliance with Applicable Laws.

(a) Each of Company and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to Company or the Company Retained Business, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, would not have a Material Adverse Effect with respect to Company or the Company Retained Business. Company and its Subsidiaries are in compliance with all Applicable Laws, except for such noncompliance which, individually or in the aggregate, would not have Material Adverse Effect with respect to Company or the Company Retained Business.

(b) Each of Company and its Subsidiaries is, and has been, and each entity formerly owned by Company or its Subsidiaries, while so owned, was in compliance in all respects with all applicable Environmental Laws, except for such noncompliance which, individually or in the aggregate, would not have Material Adverse Effect with respect to Company or the Company Retained Business.

(c) During the period of ownership or operation by Company and its Subsidiaries of any of their owned or leased properties, there has been no Release of Hazardous Material in, on, under or affecting such properties and none of Company or its Subsidiaries has disposed of any Hazardous Material or any other substance in a manner that has led to, or could reasonably be anticipated to lead to, a Release except in each case for those which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Company or the Company Retained Business.

Section 4.7 Company SEC Documents; Undisclosed Liabilities.

(a) Each of Company and its Subsidiaries has filed all required reports, registration statements, proxy statements, forms and other documents with the SEC since January 1, 1995 (as such documents since the time of their filing have been amended or supplemented, collectively, the “Company SEC Documents”). As of their respective dates, (i) the Company SEC Documents (including any financial statements files as a part thereof or incorporated by reference therein) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and (ii) none of the Company SEC Documents contained at the time they were filed or declared effective any untrue statement of a material fact or omitted at the time they were filed or declared effective to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. At their respective dates, the financial statements of Company included in the Company SEC Documents complied as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of unaudited financial statements, to normal, year-end audit adjustments) the consolidated financial position of Company and its consolidated Subsidiaries as of and at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

(b) Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 29, 1998. Company and its Subsidiaries do not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Company and its consolidated

Subsidiaries or in the notes, exhibits or schedules thereto or (ii) reasonably could be expected to have a Material Adverse Effect with respect to Company or the Company Retained Business. Except as set forth under the “Legal Proceedings” section of Company’s 1197 10-K, neither Company nor any of its Subsidiaries have any indebtedness, obligation or liabilities of any kind (whether accrued, absolute, contingent or otherwise) relating to Stratosphere or Stratosphere’s assets, liabilities, operations or businesses. Except for liabilities and obligations incurred in the ordinary course of business, consistent with past practices since March 29, 1998, neither Company nor any or its Subsidiaries have any indebtedness, obligation or liabilities of any kind (whether accrued, absolute, contingent or otherwise) relating to the Lakes Group or its assets, liabilities, operations or businesses (i) required by GAAP to be reflected on a consolidated balance sheet of Lakes and its consolidated Subsidiaries or in the notes, exhibits or schedules to have a Material Adverse Effect with respect to Lakes or the Lakes Business.

Section 4.8 Absence of Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof, and except for the Company Distribution and the other transactions contemplated by the Company Distribution Agreement, (a) since December 31, 1997, there has not been any change or occurrence which resulted in or is reasonably likely to have a Material Adverse Effect with respect to the Company Retained Business and (b) from December 31, 1997 to the date of this Agreement, Company and its Subsidiaries have conducted the Company Retained Business only in the ordinary course and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Company, (ii) any issuance of any shares of Company Common Stock or other capital stock of Company or any securities convertible into or exchangeable or exercisable for capital stock of Company that is not reflected in Section 4.3, (iii) any split, combination or reclassification of any of the capital stock of Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Company, (iv) (x) any granting by Company or any of its Subsidiaries to any director or officer of Company or any of its Subsidiaries of any increase in compensation, (y) any granting by Company or any of its Subsidiaries to any such Person of any increase in severance or termination pay, or (z) except for employment, severance or termination arrangements in the ordinary course of business consistent with past practice with employees other than any officer of Company or any of its Subsidiaries, any entry by Company or any of its Subsidiaries into any employment, severance or termination agreement with any such Person, (v) any acquisition of or commitment to purchase or build any property or project involving an expenditure in excess of $2 million in the aggregate, except to the extent reflected in the Company’s Capital Expenditure Plan attached hereto as Exhibit F or as set forth on the Company Disclosure Schedule, (vi) any damage, destruction or loss that has or reasonably could be expected to have a Material Adverse Effect with respect to Company or the Company Retained Business or (vii) any change in accounting methods, principles or practices by Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

Section 4.9. Litigation. Except as described in the Company SEC Documents filed and publicly available prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or any member of the Lakes Group that, individually or in the aggregate, could reasonably be expected to (a) have a Material Adverse Effect with respect to Company or the Company Retained Business or (b) prevent or significantly delay the consummation of the transactions contemplated by the Transaction Documents. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof, there is no judgment order, injunction or decree of any Governmental Authority outstanding against Company or any of its Subsidiaries or any member of the Lake Group that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (a) and (b).

Section 4.10. Taxes.

(a) Company and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Company or any of its Subsidiaries is or has ever been a member, has timely filed all federal income Tax Returns and all other material Tax Returns required to be filed by them. All such Tax Returns are complete an correct in all material respects. Company and each of its Subsidiaries has paid (or Company has paid on its Subsidiaries’ behalf) all Taxes shown as due on such Tax Returns. The most recent consolidated financial statements contained in Company SEC Documents reflect an adequate reserve for all Taxes payable by Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(b) No material deficiencies for any Taxes have been proposed, asserted or assessed against Company or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Company and its Subsidiaries, no request for waivers of the time to assess any Taxes are pending, and none of Company or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There is no dispute or claim concerning any material Tax Liability of any of Company and its Subsidiaries either (i) claimed or raised by any authority writing or (ii) as to which any of the officers or employees responsible for Tax matters of any of Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. The statute of limitations for the federal income Tax Returns of Company and each of its Subsidiaries consolidated in such Tax Returns have expired for all years through July 31, 1992.

(c) No material liens for Taxes exist with respect to any assets or properties of Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due.

(d) Except as contemplated by the Company Distribution Agreement, none of Company or any of its Subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

(e) None of Company or any of its Subsidiaries has taken or agreed to take any action that would prevent (i) the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(l)(B) of the Code or (ii) the Company Distribution from constituting a tax-free transaction, solely with respect to Company’s shareholders, within the meaning of Section 355 of the Code.

(f) There is not any employment, severance or termination agreement or other compensation arrangement or employee benefit plan (as defined in Section 3(3) of ERISA) currently in effect which provides for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by the Transaction Documents to any employee, officer or director o Company or any of its affiliated who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.208G(b)(l) of the Code).

(g) Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(h) There are no federal, state, local or foreign audits or other administrative proceedings or court proceedings presently pending with regard to any federal or state, local or foreign Taxes or Tax Returns of Company or its Subsidiaries and neither Company nor any of its Subsidiaries has received a written notice of any pending audit or proceeding. To the Company’s knowledge, Company has settled the audit of its federal Tax Return relating to the depreciation of its dockside casinos. The terms of such settlement are set forth on the Company Disclosure Schedule (the “Settlement Agreement”).

(i) Neither Company nor any of its Subsidiaries has agreed to or is required to make any adjustments under Section 481(a) of the Code.

(j) Neither Company nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(l) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (l) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries.

(k) No property owned by Company or any of its Subsidiaries: (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes “tax exempt use property” within the meaning of Section 168(h)(l) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

Section 4.11 Employee Benefits.

(a) The Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all other employee benefit plans, agreements, contracts or other benefit arrangements, including executive compensation and directors’ benefit plans, and payroll practices which Company, any ERISA Affiliate of Company or any of its Subsidiaries maintains, contributes to or has any obligations to or liability for (collectively, the “Employee Benefit Plans”).

(b) With respect to each Employee Benefit Plan, Company has made available to Hilton a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Service, (ii) such Employee Benefit Plan and all amendments thereto, (iii) each trust agreement and group annuity contract, if any, and all amendments thereto relating to such Employee Benefit Plan, (iv) the most recent actuarial report or valuation relating to any such Employee Benefit Plan subject to Title IV of ERISA, (v) the most recent determination letter with respect to any such Employee Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code and (vi) the most recent summary plan descriptions.

(c) As of the date hereof, (i) all material payments required to be made by or under any Employee Benefit Plan, any related trusts, or any related collective bargaining agreement have been made or are being processed in accordance with normal operating procedures, and except as set forth in Company’s financial statements, all material amounts required to be reflected thereon have been properly accrued to date as liabilities under or with respect to each Employee Benefit Plan for the current year; (ii) Company and its Subsidiaries have performed all material obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans have been administered in material compliance with their terms and the requirements of ERISA, the Code and other Applicable Laws; (iv) there are no material actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to Company’s knowledge, threatened with respect to any Employee Benefit Plan; (v) Company and its Subsidiaries have no liability as a result of any “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code) for any material excise tax or civil penalty and (vi) neither Company nor any Subsidiary of Company has any liabilities or obligations with respect to any Employee Benefit Plan, whether accrued, contingent or otherwise, except liabilities or obligations (A) incurred in the ordinary course of business consistent with past practice or (B) which are fully funded or reserved for on the most recent financial statements of Company included in the Company SEC Documents.

(d) None of the Employee Benefit Plans, other than Multiemployer Plans, is subject to Title IV of ERISA.

(e) Company and its Subsidiaries have not, with respect to any Multiemployer Plan, suffered or otherwise caused a “complete withdrawal” or “partial withdrawal,” as such terms are respectively defined in Sections 4023 and 4025 of ERISA, which has resulted in any material liability to Company or any of its Subsidiaries which has not been fully satisfied or which is not set forth in Company’s financial statements filed with the Company SEC Documents.

(f) Each of the Pension Plans which is intended to be “qualified” within the meaning of Section 404(a) of the Code has been determined by the Service to be so “qualified” and Company knows of no fact which would adversely affect the qualified status of any such Pension Plan.

(g) Neither the execution and delivery of the Transaction Documents to which Company is a party, nor the consummation of the transactions contemplated thereby will: (i) result in any material payment becoming due, or materially increase the amount of compensation due, to any current or former employee of Company or any of its Subsidiaries; (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such material benefits.

(h) The Incentive Pool Agreement has been terminated and there are no amounts due or payable thereunder.

Section 4.12. Brokers and Intermediaries. No broker, investment banker, financial advisor or other Person, other than Ladenburg Thalmann & Co. Inc. (whose fee arrangements have been disclosed to Hilton in writing and will not be modified subsequent to the date of this Agreement), the fees and expenses of which will be paid by Company, is entitled to any broker’s finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

Section 4.13. Opinion of Financial Advisor. Company has received the opinion of Ladenburg Thalmann & Co. Inc. to the effect that, as of the date of this Agreement, the consideration to be received by Company’s shareholders in the Merger and the Company Distribution, considered as unitary transaction, is in the aggregate fair to Company’s shareholders from a financial point of view (the “Fairness Opinion”).

Section 4.14. Title to Properties.

(a) The Company Disclosure Schedule sets forth a complete list of all material real property owned in fee by Company or any of its Subsidiaries and sets forth all material real property leased by Company or any of us Subsidiaries as lessee as of the date hereof (such owned and leased material real property, including all improvements thereon, referred to collectively as the “Real Property”). The Real Property set forth on the Company Disclosure Schedule comprises all of the material real property necessary and/or currently used in the operations of the business of Company and its Subsidiaries. Company and its Subsidiaries have good and valid title to, or (as to Real Property designed as leased) a valid leasehold interest in, all of the Real Property. The Real Property is free of Encumbrances, except for Permitted Encumbrances and Encumbrances created under the First Mortgage Notes Indenture, and the consummation of the transactions contemplated by the Transaction Documents will not create Encumbrance (other than Permitted Encumbrances) on any of the Real Property. Each of Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases of Real Property, except for such breaches of the right to peaceful and undisturbed possession that do not materially interfere with the ability of Company and its Subsidiaries to conduct their business on such property.

(b) No toxic or hazardous wastes, substances or materials are stored or otherwise held on the Real Property in violation of Environmental Laws, and to the knowledge of Company, no Contamination exists at, on or under the Real Property at levels that contravene those allowed by Environmental Laws.

Section 4.15. Indian Gaming and Debt Agreements and Lakes Agreements. The execution and delivery by each of Company and Lakes of this Agreement and each of the Transaction Documents to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or cause loss of a material benefit under, or result in the creation or maturation of any lien, liability or purchase right upon any of the properties or assets of Company or any Subsidiary under any of the Indian Gaming and Debt Agreements or the Lakes Agreements and in each case, in which Company or any of its Affiliates or Subsidiaries is a party [ILLEGIBLE] or subject to, or to Company’s knowledge, in which any other Person is a party or subject to, or have or result in a Material Adverse Effect to Company with respect to any of the Indian Gaming and Debt Agreements or Lakes Agreements to which Company or any of its Affiliates or Subsidiaries is a party or subject to, or to Company’s knowledge, to which any other Person is a party or subject to.

Section 4.16. Insurance. Company and its Subsidiaries have insurance coverage with insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and each has public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of activities of Company or any of its Subsidiaries or of any properties owned, occupied or controlled by Company or any of its Subsidiaries, in such amount as is reasonably prudent.

Section 4.17. Transactions with Company Affiliates. Except as disclosed in the “Certain Transactions” section of Company’s 1998 Proxy, from January 1, 1995 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Company or its Subsidiaries, on the one hand, and Company’s affiliates or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 4.18. Certain Matters Relating to Stratosphere and the Lakes Group.

(a) Neither Company nor any of its Subsidiaries has any obligation to make contributions or advance to, or otherwise fund or guarantee indebtedness or operations of, or undertake any liabilities pertaining to, Stratosphere.

(b) Company has settled the Stratosphere vacation club litigation in the District Court in Clark County, Nevada (Richard Duncan, et al. v. Bob and Jane Doe Stupak, et al.—Case No. A370127) and the terms of such settlement are set forth on the Company Disclosure Schedule.

(c) A description of the Stratosphere action for Recovery of Preferential Transfers Pursuant to Sections 547 and 550 of the Bankruptcy Court filed with the U.S. Bankruptcy Court for the District of Nevada against Company is set forth on the Company Disclosure Schedule.

(d) Neither Company nor any of its Subsidiaries has any obligation to provide indemnification to any of Company’s current or former officers or directors with respect to such officer’s or director’s employment or service with any Person except for (i) Company or its Subsidiaries, (ii) Stratosphere Corporation, (iii) New Horizons Kid Quest, Inc. and (iv) Innovative Gaming Corporation of American (in the case of clauses (iii) and (iv), only pursuant to the Indemnification Agreement, dated as of December 31, 1997, by and between Company and Lyle Bennun).

(e) The Company Disclosure Schedule lists all of the material liabilities of Company and its Mississippi Subsidiaries (as defined in the Company Distribution Agreement) that arise out of, or are specifically associated with, either the Lakes Business or any member of the Lakes Group.

(f) The Company Disclosure Schedule lists and describes all of Company’s oral marketing agreements with any Indian tribe relating to any of the Indian Gaming and Debt Agreements.

Section 4.19. Pro Forma Financial Information of Company Retained Business.

(a) Attached hereto as Exhibit D is an unaudited pro forma consolidated balance sheet of the Company Retained Business of Company and its Subsidiaries at December 28, 1997 (including certain explanatory notes thereto, the “Company Retained Business Balance Sheet”) and an unaudited pro forma consolidated statement of operations for the Company Retained Business of Company and its Subsidiaries for the period ended December 28, 1997 (including certain explanatory notes thereto, the “Company Retained Business Income Statement” and together with the Company Retained Business Balance Sheet, the “Company Retained Business Financial Statements”). The Company Retained Business Financial

Statements have been derived from Company’s financial statements, and prepared in accordance with the principles set forth in the notes thereto. The Company Retained Business Financial Statements fairly present in all material respects (on the basis indicated in the notes thereto) the consolidated financial position of Company and its Subsidiaries at the date thereof, after giving pro forma effect to the Company Distribution (assuming the Company Distribution occurred on December 28, 1997), and the consolidated results of their operations for the one-year period then ended, after giving pro forma effect to the Company Distribution (assuming the Company Distribution occurred on December 29, 1996) At the Effective Time, except as contemplated by this Agreement or the Company Distribution Agreement, neither Lakes nor any of its Subsidiaries will own or have rights to use any of the assets or properties, whether tangible, intangible or mixed, which are necessary for the conduct of the Company Retained Business as conducted on the date hereof or be a party to any material agreement or arrangement with the Surviving Corporation or any of its Subsidiaries, other than as described in the Transaction Documents.

(b) Attached hereto as Exhibit E is an unaudited pro forma consolidated balance sheet of Lakes and its Subsidiaries at December 28, 1997 (including certain explanatory notes thereto, the “Lakes Balance Sheet”), after giving pro forma effect to the Company Distribution (assuming the Company Distribution occurred on December 28, 1997).

Section 4.20. Capital Expenditure Plan. Attached hereto as Exhibit F is a true and correct copy of Company’s Capital Expenditure Plan 1998 - 1999, dated June 3, 1998 (such plan, as it is in existence on the date hereof, the “Company Capital Plan”).

Section 4.21. Prohibited Payments. Company has not entered into any understanding, agreement or arrangement, written or oral, under or pursuant to which bribes, kickbacks, illegal rebates, payoffs or other forms of illegal payments have been or will be made, provided or suffered.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF HILTON

Hilton represents and warrants to Company that the statements contained in this Article V are true and correct, except as set forth in the Hilton Disclosure Schedule. The Hilton Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V, and the disclosure in any paragraph shall not qualify other paragraphs in this Article V unless such disclosure is specifically referred to in such other paragraphs. As used in this Agreement, any reference to Hilton and its Subsidiaries shall be a reference to Hilton and each of its Subsidiaries.

Section 5.1. Organization, Standing and Corporate Power. Each of Hilton and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Each of Hilton and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Gaming Co. Business. Hilton has made available to Company complete and correct copies of its Certificate of Incorporation and Hilton Bylaws and the comparable charter or organizational documents of its Subsidiaries, in each case, as amended to the date of this Agreement.

Section 5.2. Ownership of Gaming Co. As of the date hereof, all of the outstanding shares of capital stock of Gaming Co. are owned by Hilton, free and clear of any Encumbrances except for any Encumbrance that would not have a Material Adverse Effect with respect to the Gaming Co. Business. Subject to compliance with applicable Gaming Laws, the articles of incorporation and bylaws of Gaming Co. do not contain any provision limiting or otherwise restricting the ability of Gaming Co., following the Effective Time, from owning the Surviving Corporation.

Section 5.3. Capitalization.

(a) The authorized capital stock of Hilton consists of 400,000,000 shares of Hilton Common Stock, par value $2.50 per share, and 24, 832,700 shares of preferred stock, par value $1.00 per share (the “Hilton Preferred Stock”). As of May 31, 1998, (i) 246,804,578 shares of Hilton Common Stock and 14,832,200 shares of Hilton Preferred Stock, designated as “Preferred Redeemable Increased Dividend Equity Securities”, 8% PRIDES, “Convertible Preferred Stock,” were issued and outstanding, (ii) 4,414 ,827 shares of Hilton Common Stock, and no shares of Hilton Preferred Stock, were held in the treasury of Hilton or by any Subsidiary of Hilton, (iii) 24,000 shares of Hilton Common Stock were reserved for issuance upon the exercise of options issued under Hilton’s 1997 Independent Director Stock Option Plan, (iv) 7,100,417 shares of Hilton Common Stock were reserved for issuance upon the exercise of outstanding options issued under Hilton’s 1996 Stock Incentive Plan, as amended, (v) 6,000,000 shares of Hilton Common Stock were reserved for issuance upon the exercise of outstanding options issued under Hilton’s 1996 Chief Executive Stock Incentive Plan, (vi) 2,937,701 shares of Hilton Common Stock were reserved for issuance upon the exercise of outstanding options issued under Hilton’s 1990 Stock Option and Stock Appreciation Rights Plan, as amended, (vii) 397,200 shares of Hilton Common Stock were reserved for issuance upon the exercise of outstanding options issued under Hilton’s 1984 Stock Option and Stock Appreciation Rights Plan, as amended (the options issued pursuant to the stock option plans referred to in clauses (iii) through (vii) being collectively referred to as the “Hilton Stock Options”), (viii) 1,707,956 shares of Hilton Commons Stock were reserved for issuance under the Hilton Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”, (ix) 15,488,867 shares were reserved for issuance upon conversion of Hilton’s outstanding Convertible Subordinated Notes due 2006, which were as of such date convertible into 15,488,867 shares of Hilton Common Stock (“Hilton Convertible Notes”), and (x) 2,468,046 shares of Hilton Preferred Stock, denominated as Series A Junior Participating Preferred Stock, were reserved for issuance in connection with the Hilton Rights Agreement. Except as set forth above, as of May 31, 1998, no shares of capital stock or other voting securities of Hilton were issued, reserved for issuance or outstanding. No change in such capitalization has occurred between May 31, 1998 and the date of this Agreement other than the issuance of Hilton Common Stock upon the exercise of Hilton Stock Options or the conversion of Hilton Convertible Notes or Hilton Preferred Stock. Except as set forth above, as of the date of this Agreement, there are no other outstanding contractual rights the value of which is derived from the financial performance of Hilton or the value of shares of Hilton Common Stock. All outstanding shares of capital stock of Hilton are when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, as of the date of this agreement, there are no bonds, debentures, notes or other indebtedness of Hilton or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Hilton may vote. Except as set forth above and except for the transactions contemplated by the Hilton Distribution Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Hilton or any of its Subsidiaries is a party or by which any of them is bound, obligating Hilton or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Hilton or of any of its Subsidiaries or obligating Hilton or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth above and other than redemptions, purchases and other acquisitions required by applicable provisions under Gaming Laws or similar provisions contained in the terms of the capital stock of Hilton or any of its Subsidiaries, as of the date of this agreement, there are not any outstanding contractual obligations of Hilton or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Hilton or any of its Subsidiaries.

(b) The authorized capital stock of Gaming Co. consists of 900 shares of Gaming Co. Common Stock, par value $.01 per share, and 100 shares of preferred stock, par value $.01 per share (the “Gaming Co. Preferred Stock”). As of June 10, 1998, 100 shares of Gaming Co. Common Stock and no shares of

Gaming Co. Preferred Stock were outstanding. Except as set forth above, as of June 10, 1998, no shares of capital stock or other voting securities of Gaming Co. were [ILLEGIBLE], reserved for issuance or outstanding. No exchange in such capitalization has occurred between June [ILLEGIBLE], 1998 and the date of this Agreement. Except as set forth above, as of the date of this Agreement, there are no other outstanding contractual rights the value of which is derived from the financial performance of Gaming Co. or the value of shares of Gaming Co. Common Stock. All outstanding shares of capital stock of Gaming Co. are, and all shares which may be issued as contemplated by this Agreement and the Hilton Distribution Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Gaming Co. or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Gaming Co. may vote. Except for the transactions contemplated by the Hilton Distribution Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Gaming Co. or any of its Subsidiaries is a party or by which any of them is bound, obligating Gaming Co. or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Gaming Co. or of any of its Subsidiaries or obligating Gaming Co. or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than redemptions, purchases and other acquisitions required by applicable provisions under Gaming Laws or similar provisions contained in the terms of the capital stock of Gaming Co. or any of its Subsidiaries, as of the date of this Agreement, there are not any outstanding contractual obligations of Gaming Co. or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Gaming Co. or any of its Subsidiaries. As of the time of the Hilton Distribution, (i) the issued and outstanding shares of common stock of Gaming Co. will be equal to the shares of Hilton Common Stock that are then issued and outstanding as of the record date for the Hilton Distribution, (ii) Gaming Co. will have issued options as described in the Hilton Distribution Agreement and (iii) all outstanding shares of capital stock of Gaming Co. will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

Section 5.4. Authority; Enforceability; No Conflict; Consents.

(a) Each of Hilton and Gaming Co. has the requisite corporate power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, subject to, with respect to the Hilton Distribution, the declaration of the Hilton Distribution by Hilton’s Board of Directors and the ratification of the Hilton Distribution by the affirmative vote of holders of at least a majority of the outstanding shares of Hilton Common Stock and Hilton Preferred Stock, voting together as a class, with the holders of the Hilton Preferred Stock entitled to  4/5 of a vote for each share held. The execution and delivery by each of Hilton and Gaming Co. of each of the Transaction Documents to which it is a party and the consummation by each of Hilton and Gaming Co. of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Hilton and Gaming Co., subject to, with respect to the Hilton Distribution, the declaration of the Hilton Distribution by Hilton’s Board of Directors and the ratification of the Hilton Distribution by the affirmative vote of holders of at least a majority of the outstanding shares of Hilton Common Stock and Hilton Preferred Stock, voting together as a class, with the holders of the Hilton Preferred Stock entitled to  4/5 of a vote for each share held. Each of the Transaction Documents to which it is a party (other than the Hilton Distribution Agreement and the Hilton Ancillary Agreements) has been duly executed and delivered by each of Hilton and Gaming Co. and constitutes the valid and binding obligation of Hilton and Gaming Co. (as applicable), enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Prior to the Hilton Distribution, the Hilton Distribution Agreement and the Hilton Ancillary Agreements will be duly executed and delivered by each of Hilton and Gaming Co. and upon such execution and delivery, will constitute the valid and binding obligations of each of Hilton and Gaming Co., enforceable against each of them in accordance with its items, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of each of the Transaction Documents to which it is a party by each of Hilton and Gaming Co. does not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or cause loss of any material benefit under, or result in the creation or maturation of any lien, liability or purchase right upon any of the properties or assets of Hilton or any of its Subsidiaries under, (i) the Certificate of Incorporation or Hilton Bylaws or the comparable charter or organizational documents of Gaming Co. or any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Hilton or Gaming Co. or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 5.4(c), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Hilton or Gaming Co. or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liabilities or liens that would not, individually or in the aggregate, (x) have a Material Adverse Effect with respect to the Gaming Co. Business, (y) impair, in any material respect, the ability of Hilton or Gaming Co. (to the extent applicable) to perform its obligations under each of the Transaction Documents to which it is a party or (z) prevent or significantly delay the consummation of any of the transactions contemplated by the Transaction Documents.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by Hilton or Gaming Co. or any of its Subsidiaries in connection with the execution and delivery of each of the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby, except for (i) the filing of a pre-merger notification and report form under the HSR Act, (ii) the filing with the SEC of (x) the Joint Proxy Statement/Prospectus and the Form S-4 and the obtaining of any related orders as may be so required, (y) a registration statement on Form 10 (the “Gaming Co. Form 10”) under the Exchange Act relating to the equity securities of Gaming Co., and (z) such reports and filings under Section 13 and Section 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the Minnesota Secretary of State, (iv) the filing of notices with and the approval by (A) the New Jersey Casino Control Commission under the New Jersey Gaming Laws, (B) the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Clark County Liquor and Gaming Licensing Board, and the City of Reno under the Nevada Gaming Laws, (C) the Mississippi gaming Commission under the Mississippi Gaming Laws, (D) the Louisiana Gaming Control Board under the Louisiana Gaming Laws, (E) the Ontario Gaming Control Commission under the Ontario Gaming Laws, (F) the Missouri Gaming Commission under the Missouri Gaming Laws and (G) the appropriate Governmental Authorities as may be required under the applicable Gaming Laws of the countries of Australia and Uruguay, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or “blue sky” laws and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to: (1) have a Material Adverse Effect on the Gaming Co. Business; (2) impair, in any material respect, the ability of Hilton or Gaming Co. to perform its obligations under each of the Transaction Documents to which it is a party; or (3) prevent or significantly delay the consummation of the transactions contemplated by the Transaction Documents.

(d) No approval or consent for the Merger by holders of securities of Gaming Co. is required under the MBCA, Gaming Co.’s certificate of incorporation or bylaws, its NYSE listing agreement or any other agreement to which Gaming Co. is a party thereto.

Section 5.5. Ownership of Company Capital Stock. Neither Hilton nor any of its Subsidiaries beneficially owns, either directly or indirectly, any shares of Company capital stock.

Section 5.6. Compliance with Applicable Laws.

(a) Each of Hilton and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Gaming Co. Business, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Gaming Co. Business. Hilton and its Subsidiaries are in compliance with all Applicable Laws, except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Gaming Co. Business.

(b) Except as set forth in Hilton’s 1997 -0-K, each of Hilton and its Subsidiaries is, and has been, and each entity formerly owned by Hilton’s Subsidiaries, while so owned, was in compliance in all respects with all applicable Environmental Laws, except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Gaming Co. Business.

(c) Except as set forth in Hilton’s 1997 -0-K, during the period of ownership or operation by Hilton and its Subsidiaries of any of their owned or leased properties, there has been no Release of Hazardous Material in, on, under or affecting such properties and none of Hilton or its Subsidiaries has disposed of any Hazardous Material or any other substance in a manner that has led to, or could reasonably be anticipated to lead to, a Release except in each case for those which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to the Gaming Co. Business.

Section 5.7. Hilton SEC Documents; Undisclosed Liabilities.

(a) Each of Hilton and its Subsidiaries has filed all required reports, regulation statements, proxy statements, forms and other documents with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended or supplemented, the “Hilton SEC Documents”). As of their respective dates, (i) the Hilton SEC Documents (including any financial statements filed as a part thereof or incorporated by reference therein) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Hilton SEC Documents, and (ii) none of Hilton SEC Documents contained at the time they were filed or declared effective any untrue statement of a material fact or omitted at the time they were filed or declared effective to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At their respective dates, the financial statements of Hilton included in Hilton SEC Documents complied as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of unaudited statements, to normal year-end audit adjustments) the consolidated financial position of Hilton and its consolidated subsidiaries as of and at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

(b) Except as disclosed in the Hilton SEC Documents filed and publicly available prior to the date of this Agreement and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 1998. Hilton and its Subsidiaries do not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Hilton and its consolidated Subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have a Material Adverse Effect with respect to the Gaming Co. Business.

Section 5.8. Absence of Changes or Events. Except as disclosed in the Hilton SEC Documents filed and publicly available prior to the date hereof and as set forth in the Hilton Disclosure Schedule, and except for the Hilton Distribution and the other transactions contemplated by the Hilton Distribution Agreement, (a) since December 31, 1997, there has not been any change or occurrence which resulted in or is reasonably likely to have a Material Adverse Effect with respect to Gaming Co. Business, and (b) from December 31, 1997 to the date of this Agreement, Hilton and its Subsidiaries have conducted the Gaming Co. Business only in the ordinary course and there has not been (i) any declaration, selling aside or payment of any dividend or other distribution with respect to the capital stock of Hilton, other than regular dividends on Hilton Common Stock and Hilton Preferred Stock, (ii) any split, combination or reclassification of any of the capital stock of Hilton or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock of Hilton, (iii) any damage, destruction or loss that has or reasonably could be expected to have a Material Adverse Effect with respect to the Gaming Co. Business or (iv) any change in accounting methods, principles or practices by Hilton materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

Section 5.9. Litigation. Except as described in the Hilton SEC Documents filed and publicly available prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation pending or, to the knowledge of Hilton, threatened against Hilton or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect with respect to the Gaming Co. Business or (ii) prevent or significantly delay the consummation of the transactions contemplated by the Transaction Documents. Except as disclosed in the Hilton SEC Documents filed and publicly available prior to the date hereof, there is no judgment, order, injunction or decree of any Governmental Authority outstanding against Hilton or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to it, the foregoing clauses (i) and (ii).

Section 5.10. Taxes.

(a) Hilton and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Hilton or any of its Subsidiaries is a member, has timely filed all federal income Tax Returns and all other material Tax Returns required to be filed by it. All such Tax Returns are complete and correct in all material respects. Hilton and each of its Subsidiaries has paid (or Hilton has paid on its Subsidiaries’ behalf) all Taxes shown as due on such Tax Returns. The most recent consolidated financial statements contained in the Hilton SEC Documents reflect an adequate reserve for all Taxes payable by Hilton and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(b) None of Hilton or any of its Subsidiaries has taken or agreed to take any action that would prevent (i) the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(1)(B) of the Code or (ii) the Hilton Distribution from constituting a tax-free transaction to Hilton and its stockholders within the meaning of Section 355 of the Code.

Section 5.11. Employee Benefits. Except as disclosed in the Hilton SEC Documents filed and publicly available prior to the date hereof or as set forth on the Hilton Disclosure Schedule or as would not have a Material Adverse Effect with respect to Hilton, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees of Hilton or any Subsidiary of Hilton in the Gaming Co. Business that are sponsored, maintained or contributed to by Hilton or any Subsidiary of Hilton, or with respect to which Hilton or any Subsidiary of Hilton has any liability, including any such plan that is an “employee benefit plan” as defined in Section 3(3) of ERISA, are in compliance in all material respects with all applicable requirements of law, including ERISA and the Code, and (ii) neither Hilton nor any Subsidiary of Hilton has any material liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, except liabilities or obligations (x) Incurred in the ordinary course of business consistent with past practice or (y) which are fully funded or reserved for on the most recent financial statements of included in the Hilton SEC Documents.

Section 5.12. Bakers and Intermediaries. No broker, investment banker, financial advisor or other Person, other than Donaldson, Lutkin & Jenrette Securities Corporation, the fees and expenses of which will be paid by Hilton or Gaming Co., is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Hilton or Gaming Co.

Section 5.13. Opinion of Financial Advisor. The financial advisor of Hilton, Donaldson, Lufkin & Jenrette Securities Corporation, has delivered to Hilton an opinion dated June 29, 1998 to the effect that the Hilton Distribution and the consideration to be paid by Gaming Co. pursuant to this Agreement, after giving effect to the Company Distribution, taken as a whole, are fair to the stockholders of Hilton from a financial point of view.

Section 5.14. Pro Forma Financial Information of Gaming Co. Business. Attached hereto as Exhibit G is an unaudited pro forma consolidated balance sheet of the Gaming Co. Business of Hilton and its Subsidiaries at December 31, 1997 (including certain explanatory notes thereto, the “Gaming Co. Business Balance Sheet”) and an unaudited pro forma consolidated statement of operations for the Gaming Co. Business of Hilton and its Subsidiaries for the period ended December 31, 1997 (including certain explanatory notes thereto, the “Gaming Co. Business income Statements” and together with the Gaming Co. Business Balance Sheet, the “Gaming Co. Business Financial Statements”). The Gaming Co. Business Financial Statements have been derived from Hilton’s financial statements, and prepared in accordance with the principles set forth in the notes thereto. The Gaming Co. Business Financial Statements fairly present in all material respects (on the basis indicated in the notes thereto) the consolidated financial position of the Gaming Co. Business of Hilton and its Subsidiaries at the date thereof, after giving pro forma effect to the Hilton Distribution (assuming the Hilton Distribution occurred on December 31, 1997), and the consolidated results of their operations for the one-year period then ended, after giving pro forma effect to the Hilton Distribution (assuming the Hilton Distribution occurred on January 1, 1997). At the Effective Time, except as contemplated by this Agreement or the Hilton Distribution Agreement, neither Hilton nor any of its Subsidiaries will own or have rights to use any of the assets or properties whether tangible, intangible or mixed, which are necessary for the conduct of the Gaming Co. Business as conducted on the date hereof or be a party to any material agreement or arrangement with the Surviving Corporation or any of its Subsidiaries, other than as described in the Transaction Documents.

Section 5.15. Transactions with Hilton Affiliates. Other than matters included in the Hilton SEC Documents filed and publicly available prior to the date of this Agreement, from January 1, 1995 through the date of this Agreement, and only with respect to the Gaming Co. Business, there have been no transactions, agreements, arrangements or understandings between Hilton or its Subsidiaries, on the one hand, and Hilton’s affiliates or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 5.16. Ownership of Merger Sub: No Prior Activities; Assets of Merger Sub. Merger Sub was formed by Gaming Co. solely for the purposes of engaging in the transactions contemplated hereby. All of the capital stock of Merger Sub is [ILLEGIBLE] owned by Gaming Co. Except for this Agreement and the Hilton Distribution Agreement, there are no outstanding or authorized options, warrants, calls, rights, commitments or any other agreements to which Merger Sub is a party, or by which it is bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub. Except for obligations or liabilities incurred in connection with its incorporation or organization and except for the transactions contemplated by this Agreement and the Hilton Distribution Agreement, Merger Sub has not incurred, directly or indirectly through any Subsidiary or Affiliate, any obligations or liabilities, and has not engaged in any business or activities or entered into any arrangements with any Person.

Section 5.17. Prohibited Payments. Hilton has not entered into any understanding, agreement or arrangement, written or oral, under or pursuant to which bribes, kickbacks, illegal rebates, payoffs or other forms of illegal payments have been or will be made, provided or suffered.

ARTICLE VI.

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 6.1. Conduct of Company. Except as otherwise provided by the terms of this Agreement, and except for the Company Distribution and the other transactions, actions or events provided for in the Company Distribution Agreement, from and after the date hereof to the Effective Time, Company shall, and shall cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course and use their reasonable efforts to (a) preserve intact their current business organizations, (b) keep available the services of their current officers and key employees and (c) preserve their relationship consistent with past practice with desirable customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired in all material respects at the Effective Time it being understood however, that between the date hereof and the Closing Date, (i) the employees of the Company Retained Business may also be engaged in activities for Lakes and its Subsidiaries and certain officers of Company may resign at the time of the Company Distribution and may serve as officers of Lakes and (ii) the failure of any employee of Company to remain an employee of Company shall not constitute a breach of this covenant. Without limiting the generally of the foregoing, prior to the Effective Time, except as otherwise provided by the terms of this Agreement, and except for the Company Distribution and the other transactions, actions or events otherwise provided for in the Company Distribution Agreement and except as to those matters set forth in paragraph 6.1 of the Company Disclosure Schedule (for which Hilton hereby consents), Company shall not and shall cause its Subsidiaries not to, without the written consent of Hilton, which consent may not be unreasonably withheld:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned Subsidiary of Company to Company, (ii) split, combine or reclassify any of its capital stock or, except pursuant to the exercise of options, warrants, conversion rights, exchange rights and other contractual rights existing on the date hereof, issue or authorize the issuance of any other securities in respect of in, lieu of or in substitution for shares of its capital stock or other equity interests (iii) purchase, redeem or otherwise acquire or amend any shares of capital stock or other equity interests of Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares, interests or other securities (other than (x) redemptions, purchases or other acquisitions required by applicable provisions under Gaming Laws or pursuant to the terms of such capital stock or equity interest or other contractual rights existing on the date hereof and (y) issuances or redemptions of capital stock of wholly-owned Subsidiaries occurring between Company and any of its wholly-owned Subsidiaries ):

(b) Issue, deliver, sell, pledge or otherwise encumber or amend any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, interests, voting securities or convertible securities, including pursuant to the Company Stock Plans (other than the Issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms and issuances described in subclause (y) of paragraph (a) above);

(c) amend its Articles of Incorporation, Company Bylaws or other comparable charter or organization documents;

(d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or other business organizations or division thereof or (ii) any other material assets, except (x) mergers and consolidations and other reasonable tax planning transactions between or among Company and one or more wholly-owned Subsidiaries of Company (including liquidations of Subsidiaries) that will not create adverse tax consequences to Company or its Subsidiaries or (y) purchases of inventory, furnishings and equipment in the ordinary course of business consistent with past practice;

(e) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

(f) (i) other than (x) ordinary course working capital borrowings (including indebtedness incurred under the Revolving Credit Facility to fund capital expenditures made pursuant to the Company Capital Plan) and (y) other incurrences of indebtedness which, in the aggregate, do not exceed $2 million, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than (x) loans, advances or capital contributions to Company or any direct or indirect wholly-owned Subsidiary of Company or (y) advances to employees, suppliers or customers in the ordinary course of business consistent with past practice;

(g) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, (i) in the ordinary course of business consistent with past practice, (ii) in accordance with their terms of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company included in the Company SEC Documents filed and publicly available prior to the date of this Agreement or incurred in the ordinary course of business consistent with past practice since the date of such financial statements or (iii) involving an amount not to exceed $2 million in the aggregate;

(h) except as require to comply with Applicable Laws, (i) adopt, enter into, terminate, amend or allow to be extended or renewed, any Employee Benefit Plan for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses as contractually required pursuant to agreements disclosed in Company SEC Documents filed and publicly available prior to the date of this Agreement or in the ordinary course of business consistent with past practice to employees other than directors and officers of Company or any of its Subsidiaries and that, in the aggregate, do not result in a significant increase in benefits or compensation expenses to employees of Company and its Subsidiaries relative to the level in effect prior to such action), (iii) pay any benefit not provided for under any Employee Benefit Plan, (iv) except for payments or awards in cash permitted by clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Employee Benefit Plans or agreements or awards made thereunder ) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Benefit Plan other than in the ordinary course of business consistent with past practice;

(l) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Company or any its Subsidiaries is a party, or except in the ordinary course of business, modify, amend or terminate any contract or agreement set forth in the Company SEC Documents to which Company or any Subsidiary is a party or waive, release or assign any material rights or claims;

(j) take or agree to take any action that would prevent (i) the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(l)(B) of the Code, (ii) the Hilton Distribution from qualifying as a tax-free transaction to Hilton and its stockholders within the meaning of Section 355 of the Code or (iii) the Company Distribution from qualifying as a tax-free transaction, solely with respect to Company’s shareholders, within the meaning of Section 355 of the Code.

(k) conduct its business in a manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay Company, Hilton, Gaming Co. or Lakes from consummating the transactions contemplated by the Transaction Documents in accordance with their respective terms (regardless of whether such action would otherwise be permitted or not prohibited hereunder or thereunder), including any action which may materially limit the ability of Company, Hilton, Gaming Co. or Lakes to consummate the transactions contemplated thereby as a result of antitrust, gaming or other regulatory concerns;

(l) adopt or enter into any arrangement, contract or agreement that obligates, or otherwise creates a liability of, Company or any of its Subsidiaries (except for the Non-Mississippi Subsidiaries (as defined in the Company Distribution Agreement) for more than 12 months; or

(m) authorize any of, or commit or agree to take any of, the foregoing actions.

Section 6.2 Conduct of Hilton with Respect to the Gaming Co. Business. Except as otherwise provided by the terms of this Agreement, and except for the Hilton Distribution and the other transactions, actions or events provided for in the Hilton Distribution Agreement, from and after the date hereof to the Effective Time, Hilton shall, and shall cause each of its Subsidiaries to (a) carry on the Gaming Co. Business in the ordinary course and use their reasonable efforts to preserve intact the Gaming Co. Business, (b) keep available the services of their key employees engaged in the Gaming Co. Business and (c) preserve their relationships consistent with past practice with desirable customers, suppliers and others having business dealings with respect to the Gaming Co. Business to the end that their goodwill and the understood, however, that (i) certain employees of the Gaming Co. Business may also be engaged in activities for Hilton and its Subsidiaries and certain officers of Gaming Co. may resign at the time of the Hilton Distribution and may serve as officers of Hilton and (ii) the failure of any employee in the Gaming Co. Business to remain an employee in the Gaming Co. Business shall not constitute a breach of this covenant. Without limiting the generality of the foregoing, prior to the Effective Time, except as otherwise provided by the terms of this Agreement, and except for the Hilton Distribution and the other transactions, actions or events provided for in the Hilton Distribution Agreement, Hilton shall not and shall cause its Subsidiaries not to, without the written consent of Company, which consent may not be unreasonably withheld:

(a) (i) declare, set aside or pay dividends on, or make any other distributions in respect of Gaming Co. Common Stock, other than regular quarterly dividends and the Issuance of the Gaming Co. Rights with respect to the Gaming Co. Common Stock or (ii) split, combine or reclassify any of the capital stock of Gaming Co. or, except pursuant to the exercise of options, warrants, convertible debt, conversion rights, exchange rights and other contractual rights of Hilton or Gaming Co. existing on the date hereof, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock of Gaming Co. or other equity interest of Gaming Co., except for any such issuance (or authorization for such issuance) of Gaming Co. Common Stock that shall not exceed 20% of the number of shares then outstanding after giving pro forma effect to such issuance;

(b) amend Gaming Co.’s certificate of incorporation or bylaws or other comparable charter or organization documents in any manner adverse to the holders of Gaming Co. Common Stock (other than the filing of a Certificate of Designations for the issuance of any series of preferred stock of Gaming Co.);

(c) sell any substantial portion of the properties and assets included in the Gaming Co. Business, except in the ordinary course consistent with past practice, or merge, amalgamate or consolidate Gaming Co. with any other entity except where Gaming Co. is the surviving corporation:

(d) take or agree to take any action that would prevent (i) the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(l)(B) of the Code, (ii) the Hilton Distribution from qualifying as a tax-free transaction to Hilton and its stockholders within the meaning of Section 355 of the Code of (iii) the Company Distribution from qualifying as a tax-tree transaction, solely with respect to Company’s shareholders, within the meaning of Section 355 of the Code;

(e) conduct the Gaming Co. Business in any manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay Hilton, Company, Gaming Co. or Lakes from consummating the transactions contemplated by the Transaction Documents in accordance with their respective terms (regardless of whether such action would otherwise be permitted or not prohibited hereunder or thereunder), including any action which may materially limit the ability of Hilton, Company, Gaming Co. or Lakes to consummate the transactions contemplated thereby as a result of antitrust, gaming or other regulatory concerns.

(f) authorize any of, or commit or agree to take any of, the foregoing actions.

Nothing contained in this Section 6.2 (other than subsection (d)) shall prohibit Hilton from acquiring or disposing of or agreeing to acquire or dispose of, whether by merger or consolidation or by purchase of assets, any assets, business or any Person or other business organization or division thereof which do not and will not constitute part of the Gaming Co. Business.

Each of the parties hereto acknowledges and agrees, that in the event Gaming Co. or any of its Subsidiaries, in compliance with the provision of this Section 6.2, acquires any Person, properties, assets or business prior to the Effective Time, the Gaming Co. Valuation Factor shall be adjusted to reflect (i) the increase in the gross value of Gaming Co. resulting from such acquisition (i.e. adjust the $6,024,600,000 figure upwards by the amount of the total consideration paid for the subject Person, properties, assets or business), (ii) the change (if any) in the Total Debt of Gaming Co. as a result of such acquisition and (iii) the change (if any) in the Total Number of Gaming Co. shares outstanding as a result of such acquisitions.

Section 6.3 Access to Information. Each of Company and Hilton shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, hooks, contracts, commitments, personnel and records and, during such period, each of Company and Hilton shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Except as required by Applicable Laws, each of Company and Hilton will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of, the letter dated June 1, 1998, between Company and Hilton (the “Confidentiality Agreement”).

Section 6.4. Indian Gaming and Other Guarantees Release. Company and each member of the Lakes Group shall use their reasonable best efforts to have the Surviving Corporation and its Subsidiaries be released from any and all liabilities or obligations under or relating to the Indian Gaming and Debt Agreements and Lakes Agreements.

Section 6.5 Dissenters’ Rights. The Surviving Corporation shall be responsible for any payments that the required to be made to its shareholders pursuant to any applicable provisions of Minnesota law,

Hilton shall be entitled in jointly direct and control with Company any and all actions or proceedings relating to any of the foregoing claims for payment to the extent such actions or proceedings are made or commence prior to the Closing Date.

ARTICLE VII.

ADDITIONAL AGREEMENTS

Section 7.1. Preparation of Form S-4, Form 10 and the Joint Proxy Statement/Prospectus; Shareholders Meeting.

(a) As promptly as practicable following the date of this Agreement, Hilton and Company shall prepare and file with the SEC the Joint Proxy Statement/Prospectus, the Form S-4, in which the Joint Proxy Statement/Prospectus shall be included, and the Forms 10. Each of Hilton and Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act and the Forms 10 declared effective under the Exchange Act as promptly as practicable after such filing. Company shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its shareholders as promptly as practicable after the Form S-4 is declared effective. Gaming Co. shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or consenting to service of process in any jurisdiction in any action other than one arising out of the offering of Gaming Co. Common Stock in such jurisdiction) required to be taken under any applicable state securities or “blue sky” laws in connection with the issuance of Gaming Co. Common Stock in the Merger, and Gaming Co. shall furnish all information concerning Gaming Co. as may be reasonably requested in connection with any such action.

(b) Each of Company, Hilton, Gaming Co. and Lakes covenants that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to the shareholders of Company, or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus and the Form S-4 will comply as to Form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable. Notwithstanding the foregoing, (i) no representation or covenant is made by Company or Lakes with respect to statements made or incorporated by reference based on information supplied in writing by Hilton or Gaming Co. specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and (ii) no representation or covenant is made by Hilton or Gaming Co. with respect to statements made or incorporated by reference based on information supplied in writing by Company or Lakes for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus. If at any time prior to the Effective Time there shall occur (i) any event with respect to Company or any of its Subsidiaries, or with respect to other information supplied by Company or Lakes for inclusion in the Joint Proxy Statement/Prospectus or (ii) any event with respect to Hilton or Gaming Co., or with respect to information supplied by Hilton or Gaming Co. for inclusion in the Joint Proxy Statement/Prospectus, in either case, which event is required to be described in an amendment of, or a supplement to the Joint Proxy Statement/Prospectus or the Form S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Company.

(c) Each of Company, Lakes, Hilton and Gaming Co. shall promptly notify the other of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other transactions contemplated hereby or for additional information and shall supply the other with copies of all correspondence between Company or any of its representatives, or Hilton or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto, Company, Lakes, Hilton and Gaming Co. shall use their respective reasonable efforts to respond to any comments of the SEC with respect to the Form S-4 as promptly as practicable. Company and Hilton shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4, the Joint Proxy Statement/Prospectus and the Forms 10, and shall provide promptly to the other party any information such party may obtain that could necessitate amending any such document.

(d) Company shall take all action necessary in accordance with Applicable Laws and its Articles of Incorporation and Company Bylaws to convene and hold a meeting of its shareholders (the “Company Shareholders Meeting”) as promptly as practicable for the purpose of obtaining the Company Shareholder Approval. Company shall, through its Board of Directors recommend to its shareholders the adoption of this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to solicit from its shareholders proxies in favor of adoption of this Agreement and the transactions contemplated hereby and to take all other lawful action necessary to secure the Company Shareholder Approval. Notwithstanding the foregoing, Company’s obligation to recommend the adoption of this Agreement and the transactions contemplated hereby and to solicit proxies from its shareholders (but not its obligations to convene and hold the Company Shareholders Meeting) shall be subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the Board of Directors of Company which the Board of Directors determines, based on the written advice of outside legal counsel to Company, is required in the exercise of its fiduciary duties to Company’s shareholder under Applicable Laws.

(e) Company shall coordinate and cooperate with Hilton with respect to the timing of the Company Shareholders Meeting.

Section 7.2. Letter of Company’s Accountants. Company shall use all reasonable efforts to cause to be delivered to Hilton and Company a letter of Arthur Andersen LLP, Company’s independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Hilton, in form reasonably satisfactory to Hilton and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

Section 7.3. Letter of Hilton’s Accountants. Hilton shall use all reasonable efforts to cause to be delivered to Company and Hilton a letter of Arthur Andersen LLP, Hilton’s independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Company, in form reasonably satisfactory to Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

Section 7.4. Reasonable Best Efforts; Notification. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary action or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority (including in respect of any Gaming Law), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Transaction Documents or the consummation of any of the transactions contemplated thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of the Transaction Documents.

Section 7.5. Approval of Gaming Commissions; Regulatory Matters. Hilton and Company shall as promptly as practicable, but in no event later than 30 days following the execution and delivery of this Agreement, file or submit those filings and other submissions under applicable Gaming Laws in connection with the Transaction Documents and the transactions contemplated thereby, and to respond as promptly as practicable in order to obtain as soon as practicable those approvals and consents required or necessary in connection with the Transaction Documents or the transactions contemplated thereby. In addition, each of Hilton and Company shall, and shall cause each of its Subsidiaries to (and shall use its reasonable efforts to cause each of its affiliates other than each of its Subsidiaries to), if it is necessary to obtain any regulatory approval for the Merger or the Distributions, disassociate themselves from any Person or Persons deemed, or reasonably likely to be deemed, unsuitable by any Gaming Commission. Hilton and Company shall keep each other apprised of the status of any communications with, and any inquiries or request for additional information from, the Gaming Commissions and shall comply promptly with any such inquiry or request.

Section 7.6. Supplemental Disclosure. Subject to compliance with applicable Gaming Laws, Company shall confer on a regular and frequent basis with Hilton, report on operational matters and promptly notify Hilton of, and furnish Hilton with, any information it may reasonably request with respect to, any event or condition or the existence of any fact that could reasonably be expected to cause any of the conditions to Hilton’s obligation to consummate the Merger and the Hilton Distribution not to be completed, and Hilton shall promptly notify Company of, and furnish Company any information it may reasonably request with respect to, any event or condition or the existence of any fact that could reasonably be expected to cause any of the conditions to Company’s obligation to consummate the Merger and the Company Distribution not to be completed.

Section 7.7. Announcements. Prior to the Closing, none of the parties hereto shall issue any press release or make any public announcement with respect to this Agreement and the Merger without the prior consent of the other (which consent shall not be unreasonably withheld), except as may be required by Applicable Laws or applicable stock exchange regulations, in which event the party required to make the release shall, if possible, allow the other party reasonable time to comment on such release in advance of such issuance. The parties hereto agree that the initial press release to be issued with respect to the transactions contemplated hereby shall be in a form heretofore agreed to by the parties hereto.

Section 7.8. No Solicitation.

(a) Company shall not, ands shall not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct its and its Subsidiaries’ employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, or otherwise encourage any inquiries or the making or any proposal or offer with respect to a merger, reorganization, share exchange, tender offer, consolidation or similar transaction involving , or any purchase of, 15% or more of the assets or any equity securities of Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”). Company shall not, and shall not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct its and its Subsidiaries’ employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement or consummate an Acquisition Proposal: provided however, that nothing contained in this Agreement shall prevent Company or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii) at any time after 180 days from the date hereof if the Merger shall not by such date have received the Company Shareholder Approval: (x) providing information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement; (y) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (z) recommending such an Acquisition Proposal to the shareholders of Company, if, and only to the extent that, (i) in each such case referred to in clause (x), (y) or (z) above, the Board of Directors of Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (y) or (z) above, the Board of Directors of Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of Company and its shareholders. Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing Company agrees that it will take the necessary steps to promptly inform the individuals or entitles referred to in the first sentence hereof of the obligations undertaken in this Section 7.8 and in the Confidentiality Agreement. Company also shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

(b) Company shall notify Hilton immediately if any Acquisition Proposal or inquiries regarding a potential Acquisition Proposal are received by, any information with respect to an Acquisition Proposal or a potential Acquisition Proposal is requested from, or any discussions or negotiations with respect to an Acquisition Proposal or a potential Acquisition Proposal are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the name of the Person involved and the material terms and conditions of any such Acquisition Proposal, and thereafter shall keep Hilton informed, on a current basis, on the status and terms of any such inquiries or Acquisition Proposals and the status of any such negotiations or discussions. Nothing in this Section 7.8(b), however, shall be construed as authorizing Company, its Subsidiaries or their respective employees, agents or representatives to engage in any activities prohibited by Section 7.8(a) hereof.

Section 7.9. Indemnification.

(a) All indemnification obligations existing as of the date hereof (including indemnification obligations relating to or arising out of the transactions contemplated by this Agreement) relating to acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors or officers of Company or any of its Subsidiaries (the “Indemnified Persons”) in the articles of incorporation or bylaws (or comparable organizational documents) or indemnify contracts of Company or its Subsidiaries (i) will be assumed by each of the Surviving Corporation and Lakes, each of whom shall be jointly and severally liable for such indemnification, without further action, as of the Effective Time and (ii) shall continue in full force and effect in accordance with their respective terms for a period not less than six years from the Effective Time. The parties hereto acknowledge and agree that nothing in the preceding sentence modifies or in any way limits Company’s ability or rights to seek indemnification from Lakes pursuant to Section 7.9(b with respect to any of the foregoing obligations. If the Surviving Corporation is required to indemnify any Indemnified Person for any act or omission relating to any of the Non-Mississippi Group

Liabilities (as defined in the Company Distribution Agreement), including those relating to (A) Stratosphere, the Stratosphere Litigation and/or the Stratosphere Contracts or (B) the Lake Business, including the Lakes Contracts and/or any member of the Lakes Groups, then as a condition to such indemnification, such Indemnified Person shall enter into a subrogation agreement pursuant to which the Surviving Corporation shall be subrogated to, and shall stand in the place of, such Indemnified Person as to any events or circumstances in respect of which such Indemnified Person may have any right or claim relating to such Non-Mississippi Group Liabilities against any claimant or plaintiff asserting such liabilities against the Indemnified Person, or against any other party (other than an Indemnified Person) that may be liable.

(b) Lakes shall indemnify, defend and hold harmless the Surviving Corporation and its Affiliates from and against any and all losses, liabilities, damages and expenses (including the reasonable costs and expenses of investigation and reasonable attorneys’ fees and expenses in connection with any or all such investigations or any and all Actions or threatened Actions) incurred or suffered by the Surviving Corporation or any of its Affiliates relating to the Non-Mississippi Group Liabilities, including those relating to (A) the Stratosphere, the Stratosphere, the Stratosphere Litigation and/or the Stratosphere Contracts and (B) the Lakes Business, including the Lakes Contracts and/or any member of the Lakes Group.

(c) Prior to the Effective Time, Lakes and Company shall enter into the Trust Agreement in the form of Exhibit M attached hereto (the “Trust Agreement”) and the Pledge and Security Agreement in the form of Exhibit N attached hereto (the “Pledge and Security Agreement,” and together with the Trust Agreement, the “Security Agreement”), in each case, with such changes thereto as the trustee thereunder may reasonably request, pursuant to which Lakes shall deposit and make available the amounts set forth in such Security Agreements for the time periods specified therein to secure and satisfy any and all indemnification claims made or asserted against it pursuant to any of the Transaction Documents.

(d) For so long as the Surviving Corporation is required to provide indemnification to any of the Indemnified Persons, Lakes shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment. If Lakes is unable, within 15 days of request, to pay in full any claim made for indemnification by the Surviving Corporation or any of its Affiliates pursuant to this Agreement or the Company Distribution Agreement, then for so long as any such claim or any other claim for indemnification made by the Surviving Corporation or any of its Affiliates remains unpaid, Lakes shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to any indebtedness.

(e) For so long as the Surviving Corporation is required to provide indemnification to any Indemnified Person, Gaming Co.’s ability to transfer any material Mississippi Group Asset (as defined in the Company Distribution Agreement) out of the Surviving Corporation shall be limited as follows. In connection with the transfer of any material Mississippi Group Asset out of the Surviving Corporation, Gaming Co. shall determine the net equity value of such asset at the time of such transfer (i.e., the fair market value of such asset less any indebtedness and known liabilities relating thereto). So long as the net equity value of the asset being transferred, together with the aggregate net equity values of all assets previously transferred, is equal to or less than the total indebtedness of Company as of the Determination Date under the Indentures and the Revolving Credit Facility (collectively, the “Threshold Debt”), the subject asset can be transferred without restriction. If, however, the net equity value of the asset being transferred, together with the aggregate net equity values of all assets previously transferred, is more than the Threshold Debt (such excess being referred to as the “Required Credit Support”), then Gaming Co. shall either (i) contribute to the Surviving Corporation assets with a net equity value at least equal to the Required Credit Support or (ii) guaranty the indemnification obligations to the Indemnified Persons in an amount at least equal to the Required Credit Support. Once Gaming Co. is required to provide any Required Credit Support, it shall only be entitled to transfer additional material Mississippi Group Assets out of the Surviving Corporation if it concurrently with such transfer either (x) contributes to the Surviving Corporation other assets with a net equity value at least equal to the net equity value of the assets to be transferred out of the Surviving Corporation or (ii) guarantees the indemnification obligations of the Surviving Corporation to the Indemnified Persons in an amount at least equal to the net equity value of the assets to be transferred out of the Surviving Corporation.

(f) The provisions of this Section 7.9 are intended to be for the benefit of, and shall be enforceable by, the Surviving Corporation and each Indemnified Person (including such Person’s heirs and representatives) and shall be binding on all successors and assigns of the Surviving Corporation, Gaming Co. and Lakes.

Section 7.10 Distributions. (a) Prior to the Closing, Hilton will, and will cause each of its Subsidiaries that is a party thereto, to enter into the Hilton Distribution Agreement and such ancillary agreements (the “Hilton Ancillary Agreements”) as are reasonably required to effect the Hilton Distribution and to govern the relationships between Hilton and Gaming Co. following the Hilton Distribution. The Hilton Distribution Agreement and the Hilton Ancillary Agreements will conform in all material respects to the terms of the subject forms attached hereto as Exhibit A, with such changes thereto as Hilton and Gaming Co. deem reasonably necessary and appropriate, provided that such changes are not materially adverse to the interests of either Gaming Co., Company or Lakes. Hilton shall use its reasonable best efforts to take all action necessary to effect the Hilton Distribution prior to the Effective Time, pursuant to the terms of the Hilton Distribution Agreement and the Hilton Ancillary Agreements. Prior to the Effective Time and subject to the second preceding sentence, Hilton will not agree to or permit any material modification of the terms of the Hilton Distribution Agreement or the Hilton Ancillary Agreements that relate to the Gaming Co. Business without the prior written consent of Company, which consent will not be unreasonably withheld.

(b) Prior to the Closing, Company will, and will cause each of its Subsidiaries that is a party thereto, to enter into the Company Distribution Agreement and such ancillary agreements (the “Company Ancillary Agreements,” and together with the Hilton Ancillary Agreements, the “Ancillary Agreements”) as are reasonably required to effect the Company Distribution and to govern the relationships between Company and Lakes following the Company Distribution. The Company Distribution Agreement and the Company Ancillary Agreements will conform in all material respects to the terms of the subject forms attached hereto as Exhibit B, with such changes thereto as Company and Lakes deem reasonably necessary and appropriate, provided that such changes are not materially adverse to the interests of either Company, Hilton or Gaming Co. Company shall use its reasonable best efforts to take all action necessary to effect the Company Distribution prior to the Effective Time, pursuant to the terms of the Company Distribution Agreement and the Company Ancillary Agreements. Prior to the Effective Time and subject to the second preceding sentence, Company will not agree to or permit any material modification of the terms of the Company Distribution Agreement or the Company Ancillary Agreements without the prior written consent of Hilton, which consent will not be unreasonably withheld.

Section 7.11. Private Letter Ruling and Tax Opinions. Each of Hilton and Company shall use its reasonable best efforts and cooperate with the other party and to obtain from the Service or tax counsel, as the case may be, the Private Letter Rulings or tax opinions, as the case may be, contemplated by Section 8.1(d) and 8.1(c) of this Agreement. Each party hereto shall also use its reasonable best efforts to cause (a) the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(B) of the Code, (b) the Hilton Distribution to quality as a tax-free transaction to Hilton and its stockholders within the meaning of Section 355 of the Code and (c) the Company Distribution to qualify as a tax-free transaction, solely with respect to Company’s shareholders, within the meaning of Section 355 of the Code. Company acknowledges, however, thus (i) the Private Letter Ruling requested by Hilton will also seek rulings with respect to the tax-free nature of certain other transactions in which Hilton intends to engage after the Hilton Distribution (the “Other Transactions”) and (ii) Hilton will also be entitled to seek in Private Letter Ruling that covers (and assumes the consummation of) such Other Transactions in the Private Letter Ruling referred to above.

Section 7.12. NYSE Listing. Gaming Co. shall use its reasonable efforts to cause the shares of Gaming Co. Common Stock to be issued in the Merger to be approved for listing on the NYSE (or such other securities exchange or market comprising the principal securities exchange on which the Gaming Co. Common Stock is listed), subject to notice of official issuance prior, to the Effective Time.

Section 7.13. Affiliate Agreements. Upon the execution of this Agreement, Company will provide Hilton with a list of those Persons who are, in Company’s reasonable judgment, “affiliates” of Company within the meaning of Rule 145 (each such Person who is an “affiliate” of Company within the meaning of Rule 145 is referred to as an “Affiliate”) promulgated under the Securities Act (“Rule 145”). Company shall provide Hilton such information and documents as Hilton shall reasonably request for purposes of reviewing such list and shall notify Hilton in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Company shall each use all reasonable efforts to deliver or cause to be delivered to Hilton by July 31, 1998 (an in any case prior to the Effective Time) from each of its Affiliate, an executed Affiliate Agreement, substantially in the form attached hereto as Exhibit C (an “Affiliate Agreement”). Gaming Co. may be entitled to place appropriate legends on the certificates evidencing any Gaming Co. Common Stock to be received by such Affiliates of Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Gaming Co. Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed when such shares of Gaming Co. Common Stock are generally transferable without any restrictions impose by Rule 145, upon the request of any shareholder that is not then an Affiliate of Company).

Section 7.14. Stock Plans.

(a) At the Effective Time, each outstanding Company Stock Option under the Company Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option the same number of shares of Gaming Co. Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Gaming Co. Common Stock deemed purchasable pursuant to such Company Stock Option in accordance with the foregoing, it being acknowledge by Hilton that each such Company Stock Option will, to the extent provided for in the applicable option or agreement, become fully vested at the Effective Time as a result of the Merger.

(b) Promptly after the Effective Time. Gaming Co. shall deliver to the participations in the Company Stock Plans appropriate [ILLEGIBLE] setting forth such participants’ rights pursuant thereto and the grants pursuant to Company Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 7.14 after giving effect to the Merger).

(c) Gaming Co. shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Gaming Co. Common Stock for delivery under Company Stock Plans assumed in accordance with this Section 7.14. Promptly after the Effective Time, Gaming Co. shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Gaming Co. Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

(d) The Board of Directors of Company shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Company Stock Plans and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options into

Options to acquire Gaming Co. Common Stock in accordance with this Section 7.14; and Company represents and warrants that no consent of the holders of the Company Stock Options is required in connection with such conversion.

(e) The Board of Directors of Company shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the Company Stock Options for purposes of Section 16(b) of the Exchange Act. The Board of Directors of Gaming Co. shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Gaming Co. Common Stock under the Company Stock Options (as converted pursuant to this Section 7.14) for purposes of Section 16(b) of the Exchange Act.

Section 7.15. Indian Gaming Debt Agreements and Lakes Agreements. Subject to Lakes’ obligations to indemnify the Surviving Corporation with respect to such obligations pursuant to Section 7.9 hereof and Article V of the Company Distribution Agreement, the Surviving Corporation shall comply with all of Company’s obligations under any Indian Gaming and Debt Agreement or Lakes Agreements to which it is a party or subject to and for which it has not been released.

Section 7.16. Conveyance Taxes. Hilton and Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any rent property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any such taxes or fees imposed by any Governmental Authority (and any penalties and interest with respect to such taxes and fees) which become payable in connection with the transactions contemplated by this Agreement on behalf of its shareholders.

Section 7.17. Stockholder or Shareholder Litigation. Each [ILLEGIBLE] Hilton and Company shall give the other the reasonable opportunity to participate in the defense of any stockholder or shareholder litigation against Hilton or Company, as applicable, and its directors relating to the transactions contemplated hereby.

Section 7.18. Employee Benefits.

(a) Gaming Co. shall or shall cause the Surviving Corporation to maintain in effect employee benefit plans and arrangements which provide benefits which have a value which is substantially comparable. In the aggregate, to the benefits provided by the Employee Benefit Plans (not taking into account the value of any benefits under any such plans which are equity based) for a period of one year after the Effective Time.

(b) Gaming Co. shall or shall cause the Surviving Corporation to honor all employment, severance and termination agreements (including change in control provisions) of the employees of Company and its Subsidiaries in effect on the date hereof; provided that (x) all such agreements are set forth or summarized on the Company Disclosure Schedule, (y) such agreements will not be amended, modified or extended after the date hereof without the written consent of Hilton and (z) to the extent such agreement would unjustly or inequitably enrich such employee, the foregoing commitment shall not apply to any Persons who become employees of any member of the Lakes Group and shall instead become a commitment of Lakes who shall honor any such agreement.

(c) For purposes of determining eligibility to participate and vesting, including accrual or entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of Gaming Co. or the Surviving Corporation, employees of Company and its Subsidiaries as of the Effective Time shall receive service credit for service with Company and any of its Subsidiaries to the same extent such service was granted under the Employee Benefit Plans.

Section 7.19. Indentures and Company Notes. Gaming Co. shall cause the Surviving Corporation to comply with any “Change of Control Offer” (as defined in the indentures) that the Surviving Corporation is required to make under any of the indentures or the Company Notes. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to satisfy the conditions set forth in Section 8.1(j) below.

Section 7.20. Post-Closing Marketing Activities. Gaming Co. shall and shall cause the Surviving Corporation to, maintain and observe Company’s marketing agreements with each of the Coushatta Tribe of Louisiana and the Tunica-Biloxi Tribe of Louisiana as follows:

For as long as the current Louisiana Indian Management Contracts (the management contract relating to the Avoyelles casino expires June 2001 and the management contract relating to the Coushatta casino expires January 2002) are existing, neither Gaming Co. nor Surviving Corporation shall directly or indirectly engage in Restricted Activities in the following markets: (i) greater Houston, Texas; (ii) greater Alexandria, Louisiana; (iii) greater Baton Rouge, Louisiana; or (iv) greater Lafayette, Louisiana; provided, however, that nothing herein shall prevent the Surviving Corporation from directly mailing any marketing material relating to the Mississippi Casinos in such markets to individuals or entitles that are included in the Surviving Corporation’s patron database; and provided further, however, that nothing herein shall prevent Gaming Co. from marketing or advertising its casinos (or employing its related databases) other than Mississippi Casinos in such markets.

Section 7.21. Shark Club Ground Lease. Subject to the terms of the Shark Club Ground Lease, Lakes shall, and shall cause its Subsidiaries to, exercise the “call” option to purchase the leased premises (as described in the Shark Club Ground Lease) prior to the commencement of the period during which the landlord under the lease has the right to exercise a “put” option to sell such leased premises to a Subsidiary of Lakes.

ARTICLE VIII.

CONDITIONS TO MERGER

Section 8.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

(a) Shareholder Approval. Company shall have obtained the Company Shareholder Approval.

(b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been earlier terminated.

(c) Registration Statement. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

(d) Private Letter Rulings. Unless otherwise agreed upon by Hilton and Company as set forth in paragraph (e) below, (i) Hilton shall have received from the Service a private letter ruling (the “Private Letter Ruling”), reasonably satisfactory in form and substance to Hilton and Company, substantially to the effect that, on the basis of the facts, representations, and Applicable Law existing at the date of the issuance of such Private Letter Ruling, including the intended consummation of the Other Transactions, the pro rata distribution of the stock of Gaming Co. to the holders of Hilton Common Stock in the Hilton Distribution will be non-taxable for federal income tax purposes to both Hilton and its stockholders under Section 355 of the Code and (ii) Company shall have received from the Service a Private Letter Ruling, reasonably satisfactory in form and substance to Hilton and Company, substantially to the effect that, on the basis of the facts, representations, and Applicable Law existing at the date of the issuance of such

Private Letter Ruling, the pro rata distribution of the stock of Lakes to the holders of Company Common Stock in the Company Distribution will be non-taxable for federal income tax purposes to Company’s shareholders under Section 355 of the Code.

(e) Tax Opinions in Lieu of Private Letter Ruling. In the event that Hilton and Company agree to complete the transactions contemplated by this Agreement without obtaining the Private Letter Rulings, (i) Hilton shall have received an opinion of Latham & Watkins, counsel to Hilton, reasonably satisfactory in form and substance to each of Hilton and Company, substantially to the effect that, on the basis of the facts, representations, and Applicable Law existing at the date of such opinion, including the intended consummation of the Other Transactions, the pro rata distribution of the stock of Gaming Co. to the holders of Hilton Common Stock in the Hilton Distribution will be, although not free from doubt, non-taxable for federal income tax purposes to both Hilton and its stockholders under Section 355 of the Code and (ii) Company shall have received an opinion of Maslon, Edelman, Borman & Brand, LLP counsel to Company, reasonably satisfactory in form and substance to each of Hilton and Company, substantially to the effect that, on the basis of the facts, representations, and Applicable Law existing at the date of such opinion, the pro rata distribution of the stock of Lakes to the holders of Company Common Stock in the Company Distribution will be, although not free from doubt, non-taxable for federal income tax purposes to Company’s shareholders under Section 355 of the Code.

(f) No Injunctions or Restraints. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, executive order, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Merger or the Distributions illegal or otherwise prohibiting consummation of the Merger or the Distributions.

(g) Consummation of the Distributions. Each of the Hilton Distribution and the Company Distribution shall have become effective in accordance with the terms of the applicable Distribution Agreement and the applicable Ancillary Agreements.

(h) Tax Legislation. There shall be no proposed legislation introduced in bill form and pending congressional action which, if passed, would have the effect of amending the Code so as to alter in any materially adverse respect any of the tax consequences prescribed by the Private Letter Ruling or the tax opinions in lieu thereof.

(i) National Listing. The shares of Gaming Co. Common Stock to be issued in the Merger and upon exercise or conversion of the Company Stock Options shall have been approved for listing on a national securities exchange, subject to official notice of issuance.

(j) Indentures. Each member of the Lakes Group shall have been released from all obligations relating to (x) the Company Notes, including the release of the capital stock of each member of the Lakes Group from the obligations and Encumbrances under the Subsidiaries Notes Pledge and (y) the Revolving Credit Facility.

(k) Closing Date. The Closing of the Merger shall not take place before December 1, 1998.

Section 8.2. Additional Conditions to Obligations of Gaming Co. The obligation of Gaming Co. to effect the Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Gaming Co.:

(a) Representations and Warranties. The representations and warranties of Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and the representations and warranties of Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement; and Gaming Co. shall have received a certificate signed on behalf of Company [ILLEGIBLE] the chief executive officer and the chief financial officer of Company to such effect.

(b) Performance of Obligations of Company and Lakes. Company and Lakes shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Gaming Co. shall have received a certificate signed on behalf of Company by the chief executive officer and the chief financial officer of Company to such effect.

(c) Tax Opinion. Gaming Co. shall have received an opinion of Latham & Watkins, substantially in the form of Exhibit II, dated the Closing Date and to the effect that: (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Code; (ii) each of Gaming Co. and Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by Company, Hilton, or Gaming Co. as a result of the Merger, except for any gain which may be recognized by Company from the Company Distribution as a result of the Merger. In rendering such opinion, Latham & Watkins shall receive and may rely upon representations contained in certificates of Company and Gaming Co. substantially in the forms of Exhibits I and J attached hereto.

(d) Consents. All necessary approvals or authorizations of any Governmental Authority required or necessary under applicable Gaming Laws in connection with the Merger and the Distributions shall have been obtained.

(e) Letters from Affiliates. Gaming Co. shall have received from each Person referred to in Section 7.13 an executed Affiliate Agreement.

(f) Security Agreements. Lakes shall have executed each of the Security Agreements, each of which shall be in full force and effect and legally binding against Lakes and no material breach by Lakes shall have occurred thereunder as of the Closing Date.

(g) Non-Competition Agreements. Each of Lyle Berman, Thomas J. Brosig and Stanley M. Taube shall have executed a Non-Competition Agreement, each of which shall be in full force and effect and legally binding against each of Lyle Berman, Thomas J. Brosig and Stanley M. Taube and no material breach by either Lyle Berman, Thomas J. Brosig or Stanley M. Taube shall have occurred thereunder as of the Closing Date.

(h) Settlement Agreement. The Settlement Agreement shall be in full force and effect and be legally binding on the parties thereto, and no material breach by any of the parties thereto shall have occurred as of the Closing Date.

(i) Accountant’s Letter and Tax Opinion. Company and Gaming Co. shall have received from Company’s representative Arthur Andersen LLP a letter dated the date of the Closing Date addressed to Company and Gaming Co. at a level of detail reasonably satisfactorily to Company and Gaming Co., setting out, based on a reasonable estimate, the computation of the basis in the stock of Lakes immediately before the Company Distribution, together with the amount of the Stratosphere Loss (as defined in the Tax Allocation and Indemnity Agreement attached to the Company Distribution Agreement). Company and Gaming Co. also shall have received as of the same date an opinion of Arthur Andersen LLP at a level of detail reasonably satisfactory to Company and Gaming Co., indicating that there is at least a “reasonable basis” (as defined in Code section 6662) for filing the Tax Returns reporting the Base Stratosphere Loss (as defined in the Tax Allocation and Indemnity Agreement attached to the Company Distribution Agreement) in the manner recommended by Lakes and its representatives.

(j) Net Equity Value. The Company Net Equity Value shall be equal to or greater than $585,100,000.

Section 8.3. Additional Conditions to Obligations of Company. The obligation of Company to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Company:

(a) Representations and Warranties. The representations and warranties of Hilton set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and the representations and warranties of Hilton set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement; and Company shall have received a certificate signed on behalf of Gaming Co. by the chief executive officer and the chief financial officer of Gaming Co. to such effect.

(b) Performance of Obligations of Hilton and Gaming Co. Hilton and Gaming Co. shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Company shall have received a certificate signed on behalf of Gaming Co. by the chief executive officer and the chief financial officer of Gaming Co. to such effect.

(c) Tax Opinion. Company shall have received an opinion of Maslon, Edelman, Borman & Brand, LLP, substantially in the form of Exhibit K, dated the Closing Date and to the effect that: (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Code; (ii) each of Gaming Co. and Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be reorganized by Company as a result of the Merger, except for any gain which may be recognized by Company from the Company Distribution as a result of the Merger. In rendering such opinion, Maslon, Edelman, Borman & Brand, LLP shall receive and may rely upon representations contained in certificates of Company and Gaming Co. substantially in the forms of Exhibits I and J attached hereto.

(d) Receipt of an Updated Fairness Opinion. In the event: (a) (i) Hilton consummates the Hilton Distribution after the Company Shareholder Approval has been obtained; (ii) the Closing Date shall not have occurred within 20 business days of the date that the Hilton Distribution is consummated; and (iii) an Acquisition Proposal Involving Company shall not have been received by or made known to Company, then Ladenburg Thalmann & Co. Inc. shall have reissued to Company the Fairness Opinion as of a date at least 21 or more business days after the date that the Hilton Distribution is consummated, after having been requested by Company to reissue such opinion following the consummation of the Henry Distribution; or (b) Gaming Co. acquires after the date hereof, either individually or in the aggregate, any Person, properties, assets or business with a net equity value in excess of $300 million, then Ladenburg Thalmann & Co. Inc. shall have reissued to Company the Fairness Opinion dated as of a date after the date any such acquisition is consummated, after having been requested by Company to reissue such opinion following the Consummation of any such acquisition.

ARTICLE IX.

TERMINATION AND AMENDMENT

Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 9.1(b) through 9.1(i), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the shareholders of Company:

(a) by mutual written consent of Hilton and Company; or

(b) by either Hilton or Company, if the Merger shall not have been consummated by December 31, 1998 (provided that (i) either Hilton or Company may extend such date to March 1, 1999 by providing

Written notice thereof to the other party on or prior to December 31, 1998, such date, as it may be so extended, shall be referred to herein as the “Outside Date”) and (ii) the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party where failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

(c) by either Hilton or Company, if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently retraining, enjoining or otherwise prohibiting the Merger or the Distributions; or

(d) by either Hilton or Company, if prior to the Effective Time, the Code is amended so as to alter in any materially adverse respect any of the tax consequences provided by the Private Letter Rulings described in Section 8.1(d) or the opinions of counsel described in Section 8.1(c); or

(e) by Hilton, if, at the Company Shareholders Meeting (including any adjournment or postponement), the Company Shareholder Approval shall not have been obtained; or

(f) by Company, if the Hilton stockholders do not ratify the Hilton Distribution; or

(g) by Hilton, if (i) the Board of Directors of Company shall have withdrawn or modified its recommendation of this Agreement or the Merger; (ii) after the receipt by Company of an Acquisition Proposal, Hilton requests in writing that the Board of Directors of Company reconfirm its recommendation of this Agreement and the Merger to the shareholders of Company and the Board of Directors of Company fails to do so within 20 business days after its receipt of Hilton’s request; (iii) the Board of Directors of Company shall have recommended to shareholders of the Company an Acquisition Proposal; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock is commenced (other than by Hilton or an Affiliate of Hilton) and the Board of Directors of Company recommends that the shareholders of Company tender their shares in such tender or exchange offer; or (v) for any reason Company fails to call and hold the Company Shareholders Meeting by the Outside Date (provided that Hilton’s right to terminate this Agreement under such clause (v) shall not be available if (1) at such time Company would be entitle to terminate this Agreement under Section 9.1(h) or (2) Company failed to call and hold such meeting because the Form S-4 shall not have become effective under the Securities Act, provided that Company shall complied with all of its obligations under this Agreement); or

(h) by Hilton or Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (3) will cause the conditions set forth in Section 8.2(a) or (b) (in the case of termination by Hilton) or 8.3(a) or (b) (in the case of termination by Company) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party; or

(i) by Hilton, if the Company Net Equity Value is less than $582,100,000; or

(j) by Company, if (i) Hilton consummates the Hilton Distribution before the Company Shareholders Meeting, (ii) an Acquisition Proposal involving Company shall not have been received by or made known to Company prior to the Company Shareholders Meeting, and (iii) Company Shareholder Approval is not obtained; or

(k) by Company, if (i) Hilton consummates the Hilton Distributions after the Company Shareholder Approval has been obtained, (ii) the Closing Date shall not have occurred within 20 business days of the date that the Hilton Distribution is consummated, (iii) an Acquisition Proposal Involving Company shall not have been received or made known to Company and (iv) Ladenburg Thalmann & Co. Inc. shall not have reissued to Company the Fairness Opinion as of a date least 21 or more business days after the date that the Hilton Distribution is consummated after having been requested by Company to reissue such opinion following the consummation of the Hilton Distribution; or

(l) by Company, if Gaming Co. acquires after the date hereof, either individually or in the aggregate, any Person, properties, assets or business with a net equity value in excess of $300 million and Ladenburg Thalmann & Co. Inc. shall not have reissued to Company the Fairness Opinion as of a date after any such acquisition is consummated, after having been requested by Company to reissue such opinion following the consummation of any such acquisition.

Section 9.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Hilton or Company or any of their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3 and except that such termination shall not limit liability for a willful breach of this Agreement; provided, that the provisions of Section 9.3 of this Agreement and the Confidentially Agreement shall remain in full force and effect and survive any termination of this Agreement.

Section 9.3. Fees and Expenses.

(a) Except as set forth in Section 7.16 or in this Section 9.3, all Transaction Costs shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that if the Merger is consummated, all Transaction Costs of Company shall be paid by the Surviving Corporation.

(b) Company shall pay Hilton a termination fee of $30 million upon the earliest to occur of the following events:

(i) the termination of this Agreement by Hilton pursuant to Section 9.1(c), if any Acquisition Proposal Involving Company shall have been received or made known to Company prior to the Company Shareholders Meeting and either a binding agreement with respect to any such Acquisition Proposal is entered into, or the transactions constituting any such Acquisition Proposal are consummated, within 18 months of such termination; provided, however, that no termination fee shall be payable in such an event if Company would be entitled to terminate this Agreement pursuant to either Section 9.1(j) or 9.1(k); or

(ii) the termination of this Agreement by Hilton pursuant to Section 9.1(g), whether or not Company is entitled to terminate this Agreement pursuant to Section 9.1(j) or 9.1(k).

Company’s payment of a termination fee pursuant to this subsection shall be sole and exclusive remedy of Hilton against Company and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that, this limitation shall not apply in the event of a willful breach of this Agreement by Company.

(c) The expenses and fees, if applicable, payable pursuant to Section 9.3(b) shall be paid concurrently with the first to occur of the events described in Section 9.3(b)(i) or (ii).

Section 9.4. Amendment. This Agreement may be amended by Hilton and Company, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.5. Extension; Waiver. At any time prior to Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Nonsurvival of Representation, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Section 2.4, 2.5, 2.6, 3.1, 3.2, 6.5, 7.4(iii) and (iv), 7.9, 7.14, 7.15, 7.16, 7.18, 7.20 and 7.21 hereof, this Article X and the Security Agreements delivered pursuant to Section 7.9 (c) and the agreements of the Affiliates delivered pursuant to Section 7.13 The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

Section 10.2 Notices. All notices and other communication hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice:

(a)	if to Hilton, to

Hilton Hotels Corporation

9336 Civic Center Drive

Beverly Hills, CA 90210

Attn: General Counsel

Telecopy: (310)205-7677

with a copy to:

Latham & Watkins

1001 Pennsylvania, N.W., Suite 1300

Washington, D.C. 20004

Attn: Bruce E. Rosenbium, Esq.

Telecopy: (207) 637-2201

(b) if to Gaming Co. or Merger Sub, to

Gaming Co., Inc.

3930 Howard Hughes Parkway, 4th Floor

Las Vegas, Nevada 89109

Attn: General Counsel

Telecopy: (702) 699-5179

(c) if to Company or Lakes, to

Grand Casinos, Inc.

130 Chesire Lane

Minnetonka, Minnesota 55305

Attn: General Counsel

Telecopy: (612) 449-8509

with a copy to:

Masion, Edelman, Borman & Brand, LLP

3300 Nortwest Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attn: Nell L. Sell, Esq.

Telecopy: (612) 672-8397

Section 10.3 Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the “without limitation”. The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this Agreement.” “the date hereof.” and terms of similar import, unless the context otherwise requires shall be deemed to refer to June 30, 1998.

Section 10.4. Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 10.5. Entire Agreement; No Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 7.9 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that, the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representation and force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Hilton nor Company has made or shall be deemed to have made any other representations or warranties, express or implied, and each hereby disclaims any other representations and warranties made by itself or any of its officer, directors, employees, agents, financial and legal advisors or other representatives, with respect (i) the execution and delivery of this Agreement, (ii) any financial projections or schedules (other than the financial schedules, budgets or proformas described or referred to in Sections 3.1(c), 4.19, 4.20 or 5.14 of this Agreement) heretofore or hereafter delivered to or made available to any such Persons or their counsel, accountants, advisors, representatives or Affiliates or (iii) the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing; it being understood that each party hereto has not and will not rely on any financial projections or schedules (other than the financial projections or schedules described or referred to in Sections 3.1(c), 4.19, 4.20 or 5.14 of this Agreement) in connection with its evaluation of any other party hereto or the Merger.

Section 10.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law, including all matters of construction, validity, and performance, excepts to the extent that the provisions of the DGCL or the MBCA and applicable Gaming Laws shall be mandatorily applicable to the Merger or this Agreement.

Section 10.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 10.8 Headings; References. The article, section and paragraph and paragrpah headings and table of contents contained in this Agreement are for reference purposes only and shall not affect is any way the meaning or interpretation of this Agreement. All references herein to “Article,” “Sections” or “Exhibits” shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

Section 10.9. Severability; Enforcement. Except to the extent that the application of this Section 10.9 would have a Material Adverse Effect with respect to Hilton, Gaming Co. or Company, the invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If its is ever held that any covenant hereunder is too broad to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

Section 10.10. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by Applicable laws, each party hereto waives any objection to the imposition of such relief.

Section 10.11. Effect of Hilton Distribution. The parties acknowledge that Hilton may effect the Hilton Distribution in advance of the Effective Time. From and after the effectiveness of the Hilton Distribution: (i) the rights and obligations of Hilton contained in each of the Transaction Document shall become the rights and obligations solely of Gaming Co., and Hilton shall have no further obligations under each of the Transaction Document; (ii) all covenants under each of the Transaction Document to be performed by Hilton will be performed by (and appropriately construed as covenants of) Gaming Co.; (iii) all covenants under each of the Transaction Documents to be performed for the benefit of Hilton will be performed (and appropriately construed as covenants) for the benefit of Gaming Co. and all payments to be made to Hilton shall instead be paid to Gaming Co.; and (iv) the representations and warranties of Hilton shall be representations and warranties of Gaming Co., unless by their context such representations and warranties are not appropriate to Gaming Co., appropriately modified to give effect to the transactions contemplated by this Agreement and the Hilton Distribution Agreement.

Section 10.12. Approvals, Consent and Waivers. Any approval, consent or waiver required or authorized by any provision of this Agreement to be given or made by any of the parties hereto shall only be valid to the extent such approval, consent or waiver is in writing and signed by, with respect to either Hilton, Gaming Co. or Merger Sub, the Executive Vice President & Chief Financial Officer, the Executive Vice President & General Counsel, the Senior Vice President & Treasurer or the Senior Vice President & Controller, and with respect to either Company or Lakes, the Chairman of the Board of Directors, the President and Chief Executive Officer or the Chief Financial Officer, of the party to be bound by such approval, consent or waiver.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

HILTON HOTELS CORPORATION, a Delaware corporation

/s/ MATTHEW J. HART
By:	Matthew J. Hart
Its:	Executive Vice President and Chief Financial Officer

GRAND CASINOS, INC., a Minnesota corporation

/s/ LYLE BERMAN
By:	Lyle Berman
Its:	Chairman of the Board

GAMING CO., INC., a Delaware corporation

/s/ MATTHEW J. HART
By:	Matthew J. Hart
Its:	Executive Vice President and Chief Financial Officer

GCI LAKES, INC., a Minnesota corporation

/s/ LYLE BERMAN
By:	Lyle Berman
Its:	Chairman of the Board

GAMING ACQUISITION CORPORATION, a Minnesota corporation

/s/ MATTHEW J. HART
By:	Matthew J. Hart
Its:	Executive Vice President and Chief Financial Officer

STATE OF MINNESOTA DEPARTMENT OF STATE FILED

December 31, 1998

Joan Anderson Growe
Secretary of State

S-1

6X-508

2342

State of Minnesota

SECRETARY OF STATE

Certificate of Merger

I, Joan Anderson Growe, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of any non-surviving entity to do business in Minnesota is terminated on the effective date of this merger.

Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Formation and Names of Merging Entities:

MN: LAKES GAMING, LLC

MN: GRAND CASINOS, INC.

State of Formation and Name of Surviving Entity:

MN: GRAND CASINOS, INC.

Effective Date of Merger: 12/31/98

Name of Surviving Entity After Effective Date of Merger:

GRAND CASINOS, INC.

This certificate has been issued on: 12/31/98

Joan Anderson Growe
Secretary of State.

ARTICLE OF MERGER

OF

Lakes Gaming, LLC

a Minnesota limited liability company

WITH AND INTO

Grand Casinos, Inc.

a Minnesota corporation

To the Secretary of State

State of Minnesota:

THE UNDERSIGNED, Timothy J. Cope, the Chief Financial Officer of Lakes Gaming, LLC, a Minnesota limited liability company (“Lakes LLC” or the “Merging Entity”), and Grand Casinos, Inc., a Minnesota corporation (“GCI” or the “Surviving Entity”), hereby certifies as follows;

1. Attached as Exhibit A hereto is the Agreement and Plan of Merger (the “Plan of Merger”) for the merger of Lakes LLC with and into GCI which has been duly adopted by the Board of Directors of GCI and the Board of Governors of Lakes LLC (together, the “Boards”) (these Articles of Merger, together with the attached Agreement and Plan of Merger, shall constitute a single document).

2. The Agreement and Plan of Merger has been approved by the sole member of Lakes LLC pursuant to Chapter 322B of the Minnesota limited liability company act.

3. The merger shall be effective on the filing of these Articles of Merger with the Secretary of State of Minnesota.

IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer of both GCI and Lakes LLC, has executed this document on behalf of the respective entities this 31st day of December, 1998.

Grand Casinos, Inc., a Minnesota corporation		Lakes Gaming, LLC, a Minnesota limited liability company

By:	ILLEGIBLE	By:	ILLEGIBLE
Its:	CFO		CFO

Exhibit A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Merger Agreement”) is made as of the 31st day of December, 1998, by and between Lakes Gaming, LLC, a Minnesota limited liability company, (“Lakes LLC” or the “Merging Entity”), and Grand Casinos, Inc., a Minnesota corporation (“GCI” or the “Surviving Entity).

WITNESSETH:

WHEREAS, GCI is a corporation duly organized and existing under the laws of the State of Minnesota;

WHEREAS, Lakes LLC is a limited liability company duly organized and existing under the law of the State of Minnesota;

WHEREAS, on the date of this Merger Agreement, Lakes LLC has authority to define and issue membership interests with the various rights, classes and series as the Board of Governors of Lakes LLC determines (the “Lakes LLC Membership Interests”), of which the only outstanding interest is owned by Grand Casinos, Inc., a Minnesota Corporation;

WHEREAS, the Board of Directors of GCI and the Board of Governors of Lakes LLC (together the “Boards”), respectively, have determined that it is advisable and to the advantage of such entities and their respective shareholders and members, that Lakes LLC merge with and into GCI upon the terms and conditions herein provided; and

WHEREAS, the Boards have unanimously approved this Merger Agreement and have directed that this Merger Agreement be submitted to a vote of their respective shareholders and members, as required pursuant to applicable law.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, GCI and Lakes LLC hereby agree to merge as follows:

1. Merger. Subject to the terms and conditions hereinafter set forth, Lakes LLC shall be merged with and into GCI, which shall be the surviving entity in the merger (the “Merger”). The Merger shall be effective on the date and at the time properly executed articles of merger consistent with the terms of this Merger Agreement, Section 302A.615 of the Minnesota Business Corporation Act (the “MBCA”) and Section 322B.73 of the Minnesota Limited Liability Company Act are filed with the Secretary of State of the State of Minnesota (the “Effective Time”).

2. Principal Office of GCI. The principal executive office of GCI is 130 Chesire Lane, Minnetonka, MN 55305.

3. Corporate Documents. The Articles of Incorporation of GCI, as in effect immediately prior to the Effective Time, shall remain without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of GCI, as in effect immediately prior to the Effective Time, shall continue to be the Bylaws of the Surviving Entity without change or amendment until further amended in accordance with the provisions thereof and applicable law.

4. Directors and Officers. The directors and officers of GCI at the Effective Time shall remain unchanged, holding the same titles and positions and shall continue to serve in accordance with the Bylaws of GCI.

5. Succession. At the Effective Time, GCI shall succeed to all rights, title and interests of Lakes LLC in the manner of and as more fully set forth in Section 302A.641, Subdivisions 2 and 3 of the Minnesota Business Corporation Act (the “MBCA”) and the separate existence of Lakes LLC shall cease.

6. Further Assurances. From time to time, as and when required by GCI or by its successors and assigns, there shall be executed and delivered on behalf of Lakes LLC such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confer of record or otherwise in GCI the title to and possession of all the interests, assets, rights, privileges, immunities, powers, franchises and authority of Lakes LLC, and otherwise to carry out the purposes and intent of this Merger Agreement, and the officers and directors of GCI are fully authorized in the name and on behalf of Lakes LLC or otherwise to take any and all such actions and to execute and deliver any and all such deeds and other instruments.

7. Membership interests in Lakes LLC. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Lakes LLC Membership Interest outstanding immediately prior thereto shall be canceled and at and after the Effective Time, all of the outstanding evidences of ownership which, prior to that time, represented an interest in Lakes LLC will be canceled.

8. Amendment. At any time before or after approval by the members of Lakes LLC, this Merger Agreement may be amended in any manner (except that Section 7 and any of the other principal terms may not be amended without the approval of the members of Lakes LLC) as may be determined in the judgment of the Boards, respectively, to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

2

9. Abandonment. This Merger Agreement and the Merger contemplated hereby are subject to approval by the holders of the outstanding Lakes LLC Membership Interest. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned by the Boards of either Lakes LLC or GCI or both, notwithstanding approval of this Merger Agreement by the sole member of Lakes LLC.

10. Rights and Duties of GCI. At the Effective Time and for all purposes the separate existence of Lakes LLC shall cease and shall be merged with and into GCI which, as the surviving entity, shall thereupon and thereafter possess all the rights, privileges, immunities, licenses and franchises (whether of a public or private nature) of Lakes LLC; and all property (real, personal and mixed), all debts due on whatever account, all choses in action, and all and every other interest of or belonging to or due to Lakes LLC shall continue and be taken and deemed to be transferred to and vested in GCI without further act or deed; and the title to any real estate, or any interest therein, vested in Lakes LLC shall not revert or be in any way impaired by reason of such Merger; and GCI shall thenceforth be responsible and liable for all the liabilities and obligations of Lakes LLC; and, to the extent permitted by law, any claim existing, or action or proceeding pending, by or against Lakes LLC may be prosecuted as if the Merger had not taken place, or GCI may be substituted in the place of such corporation. Neither the rights of creditors nor any liens upon the property of Lakes LLC shall be impaired by the Merger. If at any time GCI shall consider or be advised that any further assignment or assurances in law or any other actions are necessary or desirable to vest the title of any property or rights of Lakes LLC in GCI according to the terms hereof, the officers and directors of GCI are empowered to execute and make all such proper assignments and assurances and do any and all other things necessary or proper to vest title to such property or other rights in GCI, and otherwise to carry out the purposes of this Merger Agreement.

3

IN WITNESS WHEREOF, this Agreement and Plan of Merger, having first been duly approved by resolution of the Boards of the respective companies, has been executed on behalf of each of said two companies by their respective duly authorized officers as of the date first above written.

Grand Casinos, Inc.
A Minnesota corporation

By	ILLEGIBLE
Its:	CFO

Lakes Gaming, LLC
A Minnesota limited liability company

By	ILLEGIBLE
Its:	CFO

STATE OF MINNESOTA DEPARTMENT OF STATE FILED DEC 1, 1989 10:40 AM
Joan Anderson Growe
Secretary of State

6X-508

State of Minnesota

SECRETARY OF STATE

Certificate of Merger

I, Mary Kiffmeyer, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of any non-surviving entity to do business in Minnesota is terminated on the effective date of this merger.

Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Formation and Names of Merging Entities:

MN: GRAND CASINOS, INC.
MN: GRAND CASINOS MISSISSIPPI DEVELOPMENT, INC.

State of Formation and Name of Surviving Entity:

MN: GRAND CASINOS, INC.

Effective Date of Merger: September 16, 1999 11:59 PM CST

Name of Surviving Entity After Effective Date of Merger:

GRAND CASINOS, INC.

This certificate has been issued on: September 8, 1999

Mary Kiffmeyer
Secretary of State.

ARTICLES OF MERGER AMONG

GRAND CASINOS, INC.

AND

GRAND CASINOS MISSISSIPPI DEVELOPMENT, INC.

Grand Casinos, Inc., a Minnesota corporation (“Surviving Corporation”); and Grand Casinos Mississippi Development, Inc., a Minnesota corporation (“Development”), pursuant to Minnesota Statutes, Chapter 302A, hereby adopt and approve the following Articles of Merger.

ARTICLE I

Merger

Pursuant to that certain Merger Agreement and Plan of Merger (the “Merger Agreement”) among Surviving Corporation, and Development dated effective September 16, 1999 a copy of which is attached hereto as Exhibit A, Development is hereby merged into Surviving Corporation, and Surviving Corporation is declared to be the surviving corporation pursuant to such merger (the “Merger”)

ARTICLE II

Effective Date

The Merger shall become effective at 11:59 p.m. Central Standard Time, on September 18, 1999 (the “Effective Time”).

ARTICLE III

Implementation

The Merger shall be implemented in the manner described in the Merger Agreement.

ARTICLE IV

Approvals

The Merger has been authorized and approved, effective as of September 16, 1999, by the respective boards of directors and the respective sole shareholders of the Surviving Corporation, Grand Casinos, Inc.

IN WITNESS WHEREOF, these Articles of Merger are executed as of August 31, 1999, shall be filed with the Minnesota Secretary of State on or before September 16, 1999, and shall be effective at the Effective Time.

GRAND CASINOS, INC

BY	/s/ Trudy D. Fountain
Trudy D. Fountain
Assistant Secretary

GRAND CASINOS MISSISSIPPI DEVELOPMENT, INC.

BY	/s/ Trudy D. Fountain
Trudy D. Fountain
Assistant Secretary

EXHIBIT A

MERGER AGREEMENT AND PLAN OF MERGER

GRAND CASINOS, INC.

AND

GRAND CASINOS MISSISSIPPI DEVELOPMENT, INC.

This Merger Agreement and Plan of Merger (this “Agreement”) is made effective August 31, 1999 by and among Grand Casinos, Inc., a Minnesota corporation (“Surviving Corporation”); and Grand Casinos Mississippi Development, Inc. (“Development”) both of which are sometimes hereinafter referred to as the “Merging Corporations”.

ARTICLE I

Merger

Pursuant to this Agreement and the provisions of Minnesota Statutes, Chapter 302A, Development shall be merged into Surviving Corporation, and Surviving Corporation shall be the surviving corporation pursuant to such merger (the “Merger”).

Following the Merger, the separate existence of Development shall cease, and Surviving Corporation shall continue in existence as a Minnesota corporation with all of the rights, privileges, obligations and responsibility of both the Merging Corporations.

ARTICLE II

Effective Date

The Merger shall become effective at 11:59 p.m. Central Standard Time, on September 16, 1999 (the “Effective Time”).

ARTICLE III

Cancellation of Common Stock

At the Effective Time:

(l) subject to the provisions of Article IV below, each share (a “Common Share”) of common stock of Development, $.01 par value per share, then issued and outstanding shall, pursuant to the Merger, be canceled without the payment of any consideration for such cancellation; and

ARTICLE IV

Dissenting Shareholders

Any holder of Common Stock who dissents form the Merger in the manner prescribed by applicable Minnesota law shall be entitled to receive payment for the value of such Common Stock in the manner prescribed by Minnesota law. Such holder shall not be entitled to cast any vote with respect to such Common Stock after the Effective Time, or receive any dividend or other distribution with respect to such Common Stock declared after the Effective Time.

ARTICLE V

Organization of Surviving Corporation

The articles of incorporation and bylaws of Surviving Corporation as in effect immediately prior to the Effective Time shall be the articles of Incorporation and bylaws of Surviving Corporation as the surviving corporation following the Merger, until amended in accordance with the applicable provisions of such articles of incorporation and bylaws.

The directors and all officers of Surviving Corporation immediately prior to the Effective Time shall be the directors and officers of Surviving Corporation as the surviving corporation following the Merger, until their successors are duly elected and qualified.

ARTICLE VI

General Provisions

A. Property and Interests. All real and personal property, debts and interests of each of the Merging Corporations shall, as of the Effective Time and without further act or deed, be the property, debts and interests of Surviving Corporation as the surviving corporation pursuant to the Merger. Any confirmation deed, assignment or other Instrument necessary or appropriate to evidence Surviving Corporation’s Interest in such property, debts and interests may at any time be signed and delivered in the name of Surviving Corporation by any of its then current officers, or in the name of Development Surviving Corporation as successor by merger and acting by any of Surviving Corporation’s then current officers.

B. Liabilities. All liabilities and obligations of each of the Merging Corporations shall, as of the Effective Date, be the liabilities and obligations of Surviving Corporation as the surviving corporation pursuant to the Merger.

IN WITNESS WHEREOF, each of the Merging Corporations has executed this Agreement as of the effective date stated above.

GRAND CASINOS, INC

BY	/s/ Trudy D. Fountain
Trudy D. Fountain
Assistant Secretary

GRAND CASINOS MISSISSIPPI DEVELOPMENT, INC.

BY	/s/ Trudy D. Fountain
Trudy D. Fountain
Assistant Secretary

STATE OF MINNESOTA DEPARTMENT OF STATE FILED September 8, 1998 Mary Kiffmeyer Secretary of State

6X-508

State of Minnesota

SECRETARY OF STATE

Certificate of Merger

I, Mary Kiffmeyer, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of any non-surviving entity to do business in Minnesota is terminated on the effective date of this merger.

Merger filed Pursuant to Minnesota Statutes, Chapter: 302.A

State of Formation and Names of Merging Entities:

MN: GRAND CASINOS, INC.
MN: GRAND CASINOS BILOXI THEATER, INC.

State of Formation and Name of Surviving Entity:

MN: GRAND CASINOS, INC.

Effective Date of Merger: September 30, 1999 11:59 PM CST

Name of Surviving Entity After Effective Date of Merger:

GRAND CASINOS, INC.

This certificate has been issued on: September 24, 1999

Mary Kiffmeyer
Secretary of State.

ARTICLES OF MERGER AMONG

GRAND CASINOS, INC.

AND

GRAND CASINOS BILOXI THEATER, INC.

Grand Casinos, Inc., a Minnesota corporation (“Surviving Corporation”); and Grand Casinos Biloxi Theater, Inc. Theater, Inc., a Minnesota corporation (“Theater”), pursuant to Minnesota Statutes, Chapter 302A, hereby adopt and approve the following Articles of Merger.

ARTICLE I

Merger

Pursuant to that certain Merger Agreement and Plan of Merger (the “Merger Agreement”) among Surviving Corporation, and Theater dated effective September 30, 1999 a copy of which is attached hereto as Exhibit A, Theater is hereby merged into Surviving Corporation, and Surviving Corporation is declared to be the surviving corporation pursuant to such merger (the “Merger”).

ARTICLE II

Effective Date

The Merger shall become effective at 11:59 p.m. Central Standard Time, on September 30, 1999 (the “Effective Time”).

ARTICLE III

Implementation

The Merger shall be implemented in the manner described in the Merger Agreement.

ARTICLE IV

Approvals

The Merger has been authorized and approved, effective as of September 30, 1999, by the respective boards of directors and the respective sole shareholders of the Surviving Corporation, Grand Casinos, Inc.

IN WITNESS WHEREOF, these Articles of Merger are executed as of September 15, 1999, shall be filed with the Minnesota Secretary of State on or before September 30, 1999, and shall be effective at the Effective Time.

GRAND CASINOS, INC

BY	/s/ Trudy D. Fountain
Trudy D. Fountain
Assistant Secretary

GRAND CASINOS BILOXI THEATER, INC.

BY	/s/ Trudy D Fountain
Trudy D Fountain
Assistant Secretary

EXHIBIT A

MERGER AGREEMENT AND PLAN OF MERGER

GRAND CASINOS, INC.

AND

GRAND CASINOS BILOXI THEATER, INC.

This Merger Agreement and Plan of Merger (this “Agreement”) is made effective September 15, 1999 by and among Grand Casinos, Inc., a Minnesota corporation (“Surviving Corporation”); and Grand Casinos Biloxi Theater, Inc. (“Theater”) both of which are sometimes hereinafter referred to as the “Merging Corporations”.

ARTICLE I

Merger

Pursuant to this Agreement and the provisions of Minnesota Statutes, Chapter 302A, Theater shall be merged into Surviving Corporation, and Surviving Corporation shall be the surviving corporation pursuant to such merger (the “Merger”)

Following the Merger, the separate existence of Theater shall cease, and Surviving Corporation shall continue in existence as a Minnesota corporation with all of the rights, privileges, obligations and responsibilities of both the Merging Corporations.

ARTICLE II

Effective Date

The Merger shall become effective at 11:59 p.m. Central Standard Time, on September 30, 1999 (the “Effective Time”).

ARTICLE III

Cancellation of Common Stock

At the Effective Time:

(i) subject to the provisions of Article IV below, each share (a “Common Share”) of common stock of Theater, $.01 par value per share, then issued and outstanding shall, pursuant to the Merger, be canceled without the payment of any consideration for such cancellation; and

(ii) the holder of each certificate representing a Common Share shall cease to have any rights as shareholder of Theater, except to the extent specifically provided otherwise by applicable Minnesota law.

ARTICLE IV

Dissenting Shareholders

Any holder of Common Stock who dissents from the Merger in the manner prescribed by applicable Minnesota law shall be entitled to receive payment for the value of such Common Stock in the manner prescribed by Minnesota law. Such holder shall not be entitled to cast any vote with respect to such Common Stock after the Effective Time, or receive any dividend or other distribution with respect to such Common Stock declared after the Effective Time.

ARTICLE V

Organization of Surviving Corporation

The articles of incorporation and bylaws of Surviving Corporation as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of Surviving Corporation as the surviving corporation following the Merger, until amended in accordance with the applicable provisions of such articles of incorporation and bylaws.

The directors and all officers of Surviving Corporation immediately prior to the Effective Time shall be the directors and officers of Surviving Corporation as the surviving corporation following the Merger, until their successors are duly elected and qualified.

ARTICLE VI

General Provisions

A. Property and Interests. All real and personal property, debts and interests of each of the Merging Corporations shall, as of the Effective Time and without further act or deed, be the property, debts and interests of Surviving Corporation as the surviving corporation pursuant to the Merger. Any confirmation deed, assignment or other instrument necessary or appropriate to evidence Surviving Corporation’s interest in such property, debts and interests may at any time be signed and delivered in the name of Surviving Corporation by any of its then current officers, or in the name of Theater Surviving Corporation as successor by merger and acting by any of Surviving Corporation’s then current officers.

B. Liabilities. All liabilities and obligations of each of the Merging Corporations shall, as of the Effective Date, be the liabilities and obligations of Surviving Corporation as the surviving corporation pursuant to the Merger.

IN WITNESS WHEREOF, each of the Merging Corporations has executed this Agreement as of the effective date stated above.

GRAND CASINOS, INC.

By	/s/ Trudy D. Fountain
Trudy D. Fountain
Assistant Secretary

GRAND CASINOS BILOXI THEATER, INC.

By	/s/ Trudy D. Fountain
Trudy D. Fountain
Assistant Secretary

STATE OF MINNESOTA FILED

September 24, 1999

Mary Kiffmeyer
Secretary of State